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                                                                 EXHIBIT 10.27



                             JOINT VENTURE AGREEMENT

         THIS JOINT VENTURE AGREEMENT is made as of September 13, 1999 by and between LYCOS, INC. ("Lycos"), a corporation organized under the laws of the State of Delaware, United States of America, and SINGAPORE TELECOMMUNICATIONS LIMITED ("SingTel"), a company incorporated under the laws of Singapore.

         RECITALS

         A. Lycos provides a World Wide Web navigation, search, directory, web community and e-mail service which is supported by advertising and electronic commerce. Lycos has exclusive worldwide rights to certain technology and knowhow used in providing such service. Lycos is interested in providing a comparable service, as culturally adapted and with suitable local content, for each of the countries in the Territory (as defined below) through a joint venture with SingTel.

         B. SingTel is interested in establishing such a joint venture with Lycos, and has various knowledge, experience and resources which would be of benefit to the joint venture.

         NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

         1. INCORPORATION OF THE COMPANY. As promptly as possible after the execution of this Agreement, the parties shall cause a private limited liability company to be incorporated under the laws of Singapore (the "Company") in accordance with the following:

                  1.1 NAME. The name of the Company shall be "Lycos Asia Pte Ltd" or such other name as may be agreed by the parties and approved by the Singapore Registrar of Companies.

                  1.2 MEMORANDUM AND ARTICLES. The Memorandum of Association (the "Memorandum") and Articles of Association (the "Articles") of the Company shall, as to form and substance, be as agreed to between the parties in connection with the incorporation of the Company.

                  1.3 AUTHORISED CAPITAL. The Company shall have an authorised share capital of S$100,000,000 consisting of 100,000,000 ordinary shares of S$1.00 each (collectively, the "Shares").

                  1.4      INITIAL SUBSCRIPTION.

                           (a)      The Memorandum shall be subscribed by two
(2) persons and the parties shall each appoint one person to act as its nominee for such purpose. Such nominees will each agree in the Memorandum to subscribe for one (1) Share. As soon as practicable after the allotment and issue of such Shares to such nominees, the nominee appointed by Lycos shall


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transfer his or her Share to Lycos and the nominee appointed by SingTel shall transfer his or her Share to SingTel, and such transfers shall not be subject to any restriction on transfer of Shares set forth in this Agreement or in the Articles.
                   (b) Within sixty (60) days after the incorporation of the Company, each of Lycos and SingTel shall simultaneously subscribe and pay for its complement of Initial Shares (as defined below) at the Initial
Subscription Price (as defined in Section 2.2), at a total subscription price, expressed in U.S. Dollars, of [***]. The Initial Subscription Price shall be paid by each party by wire transfer to the bank account of the Company and shall be received by the Company in clear funds within such sixty
(60) day period. "Initial Shares" with respect to a party means the whole number of Shares determined by dividing the Initial Subscription Price by S$1.00.

                  1.5 INITIAL ADDRESS OF REGISTERED OFFICE. The address of the registered office of the Company shall initially be as follows:

                                    31 Exeter Road
                                    #18-00, Comcentre
                                    Singapore 239732

                  1.6 FIRST DIRECTORS. The first Directors of the Company shall be the following two directors appointed by Lycos, and two directors appointed by SingTel as promptly as possible after the date of this Agreement:

                                    Edward M. Philip
                                    Eric J. Gerritsen

                  1.7 FINANCIAL YEAR. The financial year of the Company shall conform to the fiscal year of Lycos, as in effect from time to time.

                  1.8 INCORPORATION COSTS AND EXPENSES. The parties hereto shall procure that the Company shall bear all costs and expenses directly relating to the incorporation of the Company, including without limitation registration fees, filing fees, notary fees, stamp duties and the like, and, to the extent permitted by law, legal fees.

         2.       CAPITAL CONTRIBUTIONS.

                  2.1      CAPITAL COMMITMENT. [***]

                  2.2 INITIAL CAPITAL CONTRIBUTION. As used in this Agreement, "Initial Subscription Price" means the Singapore Dollar equivalent of [***] as converted from US Dollars to Singapore Dollars at an exchange rate calculated and fixed on the date

                  *** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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("Calculation Date") falling three (3) Business Days (as defined in Section 2.4)
prior to the scheduled payment date as being the average of the closing rates as published by The Asian Wall Street Journal for the seven (7) Business Days preceding (and excluding) the Calculation Date at which Singapore Dollars can be purchased with US Dollars. Each of Lycos and SingTel shall make an initial capital contribution to the Company by payment of the Initial Subscription Price pursuant to Section 1.4.

                  2.3 MANDATORY ADDITIONAL CAPITAL CONTRIBUTIONS. After each of the parties has made its initial capital contribution to the Company as required under Section 2.2, each of the parties shall, from time to time in accordance with the capital contribution schedule set forth in the attached EXHIBIT A, contribute additional capital to the Company up to a maximum amount not to exceed [***] for each of Lycos and SingTel, for a total maximum aggregate additional amount of [***]. Each additional capital contribution to be made by the parties under this Section 2.3 shall be made by wire transfer to the bank account of the Company in Singapore Dollars at an exchange rate calculated and fixed on the date ("Relevant Calculation Date") falling three (3) Business Days prior to the scheduled payment date as being the average of the closing rates as published by The Asian Wall Street Journal for the seven (7) Business Days preceding (and excluding) the Relevant Calculation Date at which Singapore Dollars can be purchased with US Dollars.

                  2.4 BUSINESS DAY. As used in this Agreement, "Business Day" means a day (other than a Saturday or a Sunday or public holiday) on which banks are open for business in Singapore; provided, however, that if any payment obligation of Lycos hereunder falls due on a date on which banks are not open for business in New York City, the due date for such payment shall automatically be extended to the next date on which banks are open for business in New York City and Singapore.

                  2.5 NO FRACTIONAL SHARES. In the event any capital contribution amount after conversion from US Dollars to Singapore Dollars results in either of the parties being entitled to fractional parts of a Share, the fractional entitlement shall be disregarded and such party shall be allotted and issued such maximum whole number of Shares as corresponds to the relevant capital contribution amount paid by such party, with the excess funds relating to the fractional parts of a Share to be refunded to such party.

                  2.6 VOLUNTARY ADDITIONAL CAPITAL CONTRIBUTIONS. Neither party shall be required or permitted to make any capital contribution to the Company in excess of its commitment amount as required under Section 2.1 unless by mutual agreement.

         3.       LICENSES.

                  3.1 INITIAL LYCOS LICENSES. Within seven (7) days after the incorporation of the Company, Lycos shall enter into a license agreement with the Company in the form attached as EXHIBIT B (the "Local Searchservice Agreement"), and cause Tripod, Inc. to enter into a license agreement with the Company in the form attached as EXHIBIT C (the "Tripod Agreement"). As promptly as possible after the incorporation of the Company, Lycos shall (a)

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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enter into a license agreement with the Company in substantially the form of the attached EXHIBIT B, but as modified to provide for the licensing of the MyLycos technology, to provide for lump sum royalties in the amount of [***] with respect to the initial English version of MyLycos and [***] with respect to the initial Chinese double byte version of MyLycos, and to omit the provision for termination in the event of failure to agree on "Commercial Readiness", and (b) cause WhoWhere, Inc. to enter into a license agreement with the Company in substantially the form of the attached EXHIBIT B, but as modified to provide for the licensing of the MailCity technology, to provide for lump sum royalties in the amount [***] of with respect to the initial English version of MailCity and with respect to the initial Chinese double byte version of MailCity, and [***] to omit the provision for termination in the event of failure to agree on "Commercial Readiness" (the four aforesaid agreements, collectively, the "Lycos License Agreements").

                  3.2 ADDITIONAL PROPERTIES OF LYCOS AND ITS AFFILIATES. Lycos agrees that neither Lycos nor any of its Affiliates (as defined in Section 21.14) will grant to any third party, or itself exercise, any right or license to offer, operate or maintain any service or feature from time to time offered by Lycos at or by any Affiliate of Lycos at a web site linked to on a networked basis (other than MyLycos, Tripod, MailCity or any search, navigation and directory service offered by Lycos under the "Lycos" brand name) which Lycos or such Affiliate is free to license to third parties, at a website including a country designation for any country in the Territory or at any other website which specifically targets residents in any country in the Territory unless Lycos or such Affiliate first offers to grant to the Company, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such features or services at the local websites at which the Company offers its services and the Company shall have failed to accept such offer within sixty
(60) days after such offer is made, or, notwithstanding the good faith efforts of the parties, shall have failed to enter into a mutually acceptable license agreement with Lycos or such Affiliate within ninety (90) days after such offer is made.

                  3.3 PROPERTIES OF SINGTEL AND ITS AFFILIATES. SingTel agrees that neither SingTel nor any of its Affiliates will grant to any third party, or itself exercise, any right or license to offer, operate or maintain any Internet content properties acquired, licensed or developed by SingTel or its Affiliates after the date of this Agreement, at a website including a country designation for any country in the Territory or at any other website which specifically targets residents in any country in the Territory unless SingTel or such Affiliate first offers to grant to the Company, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such Internet content property at the local websites at which the Company offers its services and the Company shall have failed to accept such offer within sixty (60) days after such offer is made, or, notwithstanding the good faith efforts of SingTel and the Company, shall have failed to enter into a mutually acceptable license agreement with SingTel or such Affiliate within ninety (90) days after such offer is made. SingTel further agrees that a provision to the effect of this
Section 3.1, and an exclusivity provision comparable to Section 2.2 of the Local Searchservice Agreement, shall be included in any license agreement for Internet content

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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properties hereafter entered into between SingTel or any of its Affiliates and the Company, whether entered into pursuant to this Section 3.3 or otherwise.

         4.       DURATION AND SURVIVAL.

                  4.1 DURATION. This Agreement shall commence and be effective from the date hereof and continue in effect until the earlier to occur of any of the following events, upon the occurrence of which this Agreement shall terminate:

                           (a)      the voluntary written agreement of the
parties to terminate this Agreement;

                           (b)      the dissolution of the Company pursuant to
the provisions of this Agreement or otherwise;

                           (c)      the purchase by Lycos of all of the ordinary
shares in the capital of the Company registered in the name of SingTel or any of its Affiliates pursuant to the provisions of this Agreement or otherwise;

                           (d)      the making of any order by the High Court of
the Republic of Singapore for the winding up or judicial management of the Company, or the passing of any special resolution by the shareholders of the Company for the winding up or liquidation of the Company;

                           (e)      the acquisition of all of the ordinary
shares in the capital of the Company by a third party, or the acquisition of the Company by a third party by means of merger or consolidation resulting in the exchange of any ordinary shares for securities issued, or caused to be issued, by the acquiring entity;

                           (f)      the listing of the shares in the capital of
the Company on any stock exchange; or

                           (g)      the termination of the Local Searchservice
Agreement pursuant to Section 6.2 thereof or the Tripod Agreement pursuant to
Section 5.2 thereof.

                  4.2 SURVIVAL. The provisions of Section 15 shall survive the termination of this Agreement.

         5.       PARTIES AS SHAREHOLDERS.

                  5.1 EXERCISE OF RIGHTS. Each of the parties, in its capacity as a shareholder of the Company, shall exercise, or refrain from exercising, any of its voting rights as a shareholder of the Company and any of its rights to appoint and remove Directors, so as to insure the adoption of any and every resolution of shareholders necessary to give effect to the provisions of this Agreement and to insure that no resolution of shareholders is adopted in violation of the provisions of this Agreement.

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                  5.2      COMPLIANCE BY DIRECTORS.

                           (a)      Each party shall cause the Directors which
such party has the right to designate under this Agreement to act or refrain from acting, in their capacity as Directors, so as to observe, comply with and give effect to the provisions of this Agreement.

                           (b)      The failure of a Director to act or refrain
from acting, in his or her capacity as a Director, so as to observe, comply with and give effect to the provisions of this Agreement shall constitute a breach of this Agreement by the party for which such Director is designee.

                  5.3 PREVALENCE OF AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Memorandum or Articles, the parties shall give effect to the provisions of this Agreement.

         6.       MANAGEMENT.

                  6.1      DIRECTORS.

                           (a)      As used in this Agreement:

                                    (i)     "Additional Appointment Date" shall
mean the earlier of (A) either (1) the third anniversary date of the date of incorporation of the Company or (2) the first Business Day of the financial year of the Company in which the third anniversary date of the date of incorporation of the Company falls, as Lycos may decide, or (B) the date on which SingTel completes a sale of the SingTel Shares (as defined in Section 20.1) pursuant to
Section 20; and

                                    (ii) "Initial Period" shall mean the period
commencing from the date of incorporation of the Company and ending on the Additional Appointment Date.

                           (b)      At all times during the Initial Period, the
Company shall have four (4) Directors, two (2) of whom shall be designated by Lycos and two (2) of whom shall be designated by SingTel.

                           (c)      At all times after the Initial Period, the
Company shall have (without necessity of amending the Memorandum or the Articles at the expiration of the Initial Period to make provision therefor) five (5) Directors, three (3) of whom shall be designated by Lycos and two (2) of whom shall be designated by SingTel.

                           (d)      Lycos and SingTel shall cast their votes as
shareholders of the Company to elect Directors in accordance with the requirements of Section 6.1(b) or (c), as applicable. Neither party shall cast its votes as a shareholder of the Company to remove a Director designated by the other party without the written consent of the other party.


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                           (e)      The Company shall have a Chairman of the
Board, who shall be one of the acting Directors of the Company. The Chairman of the Board shall preside at all meetings of the Board of Directors of the Company (the "Board") at which the Chairman of the Board is present, but otherwise shall not have any powers, rights, duties or authorities which are different from the powers, rights, duties and authorities of any of the other Directors. The right to appoint the Chairman of the Board shall rotate between Lycos and SingTel, and Lycos shall have the right to appoint the first Chairman of the Board. Upon appointment by either Lycos or SingTel, the Chairman of the Board shall hold such office for the period from the conclusion of one annual general meeting of shareholders until the conclusion of the next following annual general meeting of shareholders, except that the first appointed Chairman of the Board shall hold such office from the date of the first Board meeting held after the incorporation of the Company to the conclusion of the first annual general meeting of shareholders.

                           (f) A Director shall be entitled at any time and from
time to time to appoint any person to act as his or her alternate and to terminate such appointment, in each case in accordance with the applicable provisions of the Articles. From the time of appointment until the termination of such appointment, any such alternate director shall be entitled to receive notices of meetings of the Board, to attend meetings of the Board (whether or not the Director appointing him or her is present at any such meeting) and generally to exercise all of the powers, rights, duties and authorities and perform all of the functions of the appointing Director, except that he or she shall not be entitled to vote at any meeting at which the appointing Director is present. In the event that the appointing Director is not present at any meeting of the Board, such alternate director shall be entitled to exercise the vote of the appointing Director at such meeting, and if such alternate director represents more than one Director, such alternate director shall be entitled to one vote for every Director he or she represents who is not present at such meeting.

                  6.2 DECISIONS BY THE BOARD OF DIRECTORS. The quorum necessary for the transaction of any business of the Board shall be four (4) Directors, two of whom are Directors appointed by Lycos and two of whom are Directors appointed by SingTel. All decisions or actions taken by the Board shall require the affirmative majority vote of the Directors present at the meeting; provided, however, that any resolution of the Directors with regard to short notice of meetings of the Board shall require the approval of all of the Directors; and provided further that effective upon and from the expiration of the Initial Period the unanimous affirmative vote of all of the Directors shall be required with respect to any of the following matters:

                           (a)      the entry or participation by the Company in
any business which is not within the scope of the business described in Section 7.2;

                           (b)      the authorization, creation, allotment or
issuance of any shares, or classes or series of shares, in the capital of the Company or any securities or debentures of the Company (other than the allotment and issuance of Shares pursuant to Section 2.2 and Section 2.3), the issuance or grant of any option over the unissued share capital of the Company, or any change in the capital structure of the Company or the rights, preferences and privileges of any shares, or classes or series of shares, in the capital of the Company;

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                           (c)      the merger, consolidation, amalgamation or
other such combination of the Company with any other entity, the recapitalization of the Company, the redemption, repurchase or cancellation of any securities of the Company, or a sale of all or substantially all of the assets of the Company;

                           (d)      the giving or provision by the Company of
any guarantees or indemnities, other than guarantees or indemnities necessary to secure borrowing or indebtedness of the Company or its Affiliates in the ordinary course of business, and any extension of credit or the making of any loans to any person or entity other than in the ordinary course of business;

                           (e)      any transactions or agreements by the
Company other than in the ordinary course of business and on arms-length terms with:

                                    (i)     any shareholder;

                                    (ii)    any Affiliate of any shareholder;

                                    (iii)   any Director or officer of the
Company;

                                    (iv)    any director or officer of any
shareholder or any Affiliate of any shareholder;

                                    (v)     any person who is a spouse, child or
stepchild of the persons referred to in subparagraphs (iii) or (iv) above; or

                                    (vi) any body corporate as to which the
persons referred to in subparagraphs (iii) or (iv) above are interested in shares in the share capital of such body corporate of a nominal value equal to at least twenty percent (20%) of such share capital or are entitled to exercise or control the exercise of more than twenty percent (20%) of the voting power at any general meeting of such body corporate;

                           (f)      any material modification of any transaction
or any material amendment of any agreement subject to Section 6.2(e);

                           (g)      any delegation of any powers of (or ceding
of control by) the Board to (i) any committee of Directors, or (ii) any person, including any officer of the Company, with respect to any matter requiring the unanimous affirmative vote of the Directors as set forth in this Section 6.2;

                           (h)      the declaration of any dividends or other
distributions of profits of the Company; or

                           (i)      any amendment to the Memorandum or the
Articles.

                  6.3      MEETINGS OF DIRECTORS.

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                           (a)      The Company shall bear all reasonable
expenses of Directors in connection with their attendance at meetings of the Board, including without limitation travel, lodging and meals. Unless otherwise agreed by the parties, the location of meetings of the Board shall alternate between a location in Asia, as designated by SingTel from time to time, and a location in the United States, as designated by Lycos from time to time.

                           (b)      Meetings of the Board shall be held at such
times as the Board shall determine. A meeting of the Board shall be held at least four (4) times per year. Not less than seven (7) days' notice (or such shorter period of notice in respect of any particular meeting as may be agreed unanimously by all Directors) specifying the date, place and time of the meeting and the business to be transacted at such meeting shall be given to all Directors.

                           (c)      All or any of the Directors may participate
in a meeting of the Board by means of a conference telephone or any communications equipment which allows all persons participating in the meeting to hear one another. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Any meeting of the Board in which one or more of the Directors participates by conference telephone or other communications equipment shall be deemed to take place at the site where the largest number of participating Directors are present, or if there is no site at which the number of participating Directors present exceeds the number of participating Directors present at each other site at which participating Directors are present, at the site where the Chairman of the Board is located.

                           (d)      Any action required or permitted to be taken
by the Board may be taken by a resolution in writing signed by all of the Directors, except that after the Initial Period any action required or permitted to be taken by the Board (other than any action requiring the unanimous approval of all of the Directors pursuant to Section 6.2) may be taken by at least four
(4) Directors, two (2) of whom are Directors appointed by Lycos and two (2) of whom are Directors appointed by SingTel. Any such resolutions may be executed in counterparts, and copies of such resolutions transmitted by facsimile shall have the same effect as the originals.

                  6.4 MINUTES OF MEETINGS. Minutes of meetings of the Board and meetings of the shareholders of the Company, including records of all resolutions adopted and all actions taken by the Board or the shareholders of the Company, shall be in English.

                  6.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer or such other position as shall constitute the most senior executive position of the Company (the "Chief Executive Officer") shall be as designated by SingTel. The Chief Executive Officer shall have internal control over the day-to-day affairs of the Company, including without limitation (a) the Company's incurring or making of any capital expenditures, (b) the Company's acquisition of any assets or property, or (c) the Company's creation of any security interest or encumbrance over any of its assets or properties.


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                  6.6 CHIEF OPERATING OFFICER. The Chief Operating Officer or
such other position as shall constitute the second most senior executive position of the Company (the "Chief Operating Officer") shall be as designated by Lycos.

                  6.7 MANAGEMENT PERSONNEL. Except as provided in Sections 6.5 and 6.6, the management personnel of the Company shall be as designated by the Chief Executive Officer in consultation with the Chief Operating Officer.

                  6.8 BUSINESS PLANS AND STRATEGIES. The management team of the Company shall have responsibility for developing and executing the business plans and strategies of the Company. The annual business plans, and any proposed diversification of or other material change to the business of the Company (as such business is described in Section 7.2), shall be subject to the internal approval of the Chief Executive Officer, who may in his discretion, subject always to the best interests of the Company, make all final decisions with respect thereto. Only the Chief Executive Officer shall submit to the Board for its approval the annual business plans for the Company, any variations of any such approved annual business plans, and any proposed diversification of or other material change to the business of the Company (as such business is described in Section 7.2).

         7. BUSINESS OF THE COMPANY.

                  7.1 TERRITORY. For purposes of this Agreement, "Territory" means the following countries, except any of such countries otherwise excluded under the provisions of Section 7.4:

                           (a)      Singapore, Hong Kong, Peoples' Republic of
China, Taiwan, Malaysia and India (collectively, "Tier One Countries");

                           (b)      Thailand, Philippines and Brunei
(collectively, "Tier Two Countries"); and

                           (c)      Indonesia, Vietnam, Laos, Myanmar and
Cambodia (collectively, "Tier Three Countries").

                  7.2 BUSINESS PURPOSE. The business purpose of the Company shall be, and the parties have entered into this Agreement for the purpose of forming the Company to engage in, the following activities, directly or through Licensee Subsidiaries or Licensee Affiliates (as such terms are defined below) established pursuant to Section 8 or other sublicensees where permitted under the Lycos License Agreements:


                           (a)      to provide, at a local site for each country
in the Territory, a "Lycos" branded World Wide Web navigation, search, directory, web community and e-mail service which has the "look and feel" of the World Wide Web navigation, search, directory, web community and e-mail service offered by Lycos at and web sites linked to on a networked basis, but which is adapted culturally and in local content to be suitable for, and is in a suitable language or languages for, each such country (collectively, the "Service");

                           (b)      to generate revenue from all sources
relating to the Service, including without limitation revenue from the sale of advertising and from electronic commerce; and

                           (c)      to engage in all business activities
relating to the development, maintenance, support, enhancement and promotion of the Service, including without limitation the development and acquisition of local content and the development and expansion of distribution channels for the Service.

For the avoidance of doubt, the Lycos branding and "look and feel" of the Service as referred to in paragraph (a) of this Section 7.2 shall not preclude the use of separate brand identities for established properties licensed by Lycos or its Affiliates to the Company under the Lycos License Agreements or otherwise, for established properties licensed by SingTel or its Affiliates to the Company, for established properties acquired by the Company from third parties or for new properties developed by the Company.

                  7.3      ROLL-OUT SCHEDULE.

                           (a)      Unless otherwise agreed by the parties from
time to time, the Service shall be initiated first in Tier One Countries, then in Tier Two Countries and finally in Tier Three Countries. Subject to Section
7.3 (b), any of the Tier One Countries for which the Service is not initiated on or before September 30, 2000, any of the Tier Two Countries for which the Service is not initiated on or before December 31, 2000, and any of the Tier Three Countries for which the Service is not initiated on or before March 31, 2001 shall thereupon be automatically excluded from the Territory and from the business activities of the Company.

                           (b) If the Company fails to meet the deadline set
forth in Section 7.3(a) with respect to any country included in the Territory and such failure is solely attributable to (i) events beyond the control of the Company, including without limitation acts of God, war, invasion, rebellion, revolution, insurrection, civil commotion, civil war, acts of government, earthquakes, fire, lightning, storms, floods, unusually severe weather conditions, natural disasters, strikes, lockouts, boycotts, labor disputes, terrorism, sabotage, arson, and the like, (ii) the failure of the Company (or any Licensee Subsidiary or Licensee Affiliate established for such country), notwithstanding its diligent efforts, to obtain from any government, regulatory or administrative body any license, approval or permit required with respect to such country, or (iii) the failure of Lycos and/or its Affiliates to timely perform their respective obligations under the Lycos License Agreements, then such deadline shall be extended by a reasonable period of time having regard to the circumstances of the delay.

                  7.4 ACQUISITION OF ADDITIONAL PROPERTIES. The Company shall not be permitted to acquire from a party other than Lycos, SingTel or their respective Affiliates any Internet content properties which are similar or identical to any Internet content properties of Lycos,

SingTel or their respective Affiliates not then licensed to the Company unless the Company first offers to acquire from Lycos, SingTel or such Affiliate, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such Internet content property at the local webites at which the Company offers its services and Lycos, SingTel or such Affiliate of Lycos or SingTel, as applicable, shall have failed to accept such offer within sixty (60) days after such offer is made, or, notwithstanding the good faith efforts of the parties, shall have failed to enter into a mutually acceptable license agreement with the Company within ninety (90) days after such offer is made.

                  7.5 EMPLOYEES. The Company shall hire and engage such employees as shall be required from time to time to carry out its business purposes.

                  7.6      ACCOUNTING MATTERS AND BOOKS AND RECORDS.

                           (a)      The Company shall be required to keep
accurate books of account and financial and related records in accordance with both United States and Singapore generally accepted accounting principles, consistently applied. Upon reasonable prior notice and during normal business hours, the Company shall be required to make available at its principal office in Singapore for inspection by Lycos and SingTel, and their designated representatives, the books of account and records of the Company.

                           (b)      The auditors for the Company shall be KPMG
Peat Marwick or such other internationally recognized firm of certified public accountants as may be designated by Lycos from time to time.

                           (c)      Within twenty (20) days after the end of the
calendar month in which the Company commences to transact business, and within twenty (20) days after the end of each calendar month thereafter, the Company shall be required to provide to Lycos, for the calendar month then ended, unaudited financial statements, prepared in accordance with United States generally accepted accounting principles, for the Company and each Licensee Subsidiary and Licensee Affiliate then existing.

                           (d)      Within thirty (30) days after the end of
each financial year of the Company, the Company shall be required to provide to Lycos, for the financial year then ended, unaudited financial statements, prepared in accordance with United States generally accepted accounting principles, for the Company and each Licensee Subsidiary and Licensee Affiliate then existing.

                           (e)      Within ninety (90) days after the end of
each financial year of the Company which ends during or concurrently with the expiration of the Initial Period, and within sixty (60) days after the end of each financial year of the Company which ends after the Initial Period, the Company shall be required to provide to Lycos, for the financial year then ended, audited financial statements, prepared in accordance with United States generally accepted accounting principles, for the Company and each Licensee Subsidiary and Licensee Affiliate then existing.

         8.       LICENSEE SUBSIDIARIES AND LICENSEE AFFILIATES.

                  8.1      LICENSEE SUBSIDIARIES.

                           (a)      Subject to the approval of the Board of
Directors of the Company, the Company may establish wholly-owned corporate subsidiaries to engage in the business described in Section 7.2 with respect to one or more specific countries included in the Territory (collectively, "Licensee Subsidiaries").

                           (b)      Except as may be otherwise required by
applicable local law, the composition of the board of directors of any Licensee Subsidiary shall be determined in accordance with this paragraph. The number of Lycos designated directors and the number of SingTel designated directors appointed to the board of directors of any Licensee Subsidiary shall be the same as the number of Lycos designated Directors and the number of SingTel designated Directors, respectively, appointed to the Board of Directors of the Company.

                           (c)      Except as may be otherwise required by
applicable local law, all matters set forth in subparagraphs (a) through (i) of
Section 6.2 shall require the unanimous affirmative vote of all of the directors of any Licensee Subsidiary (and for this purpose each reference to the "Company" in subparagraphs (a) through (i) of Section 6.2 shall be deemed to be a reference to such Licensee Subsidiary).

                           (d)      Lycos and SingTel agree that any sublicense
granted to a Licensee Subsidiary under the Lycos License Agreements shall be royalty-free, provided that the Company shall be permitted to recapture from any Licensee Subsidiary any cost items for technical assistance, referrals, catalog generation or the like benefitting such Licensee Subsidiary and chargeable to the Company.

                           (e)      The financial year of each Licensee
Subsidiary shall conform with the fiscal year of Lycos, as in effect from time to time, and each Licensee Subsidiary shall be required to maintain its books of account and financial and related records both in accordance with United States generally accepted accounting principles and in accordance with such other accounting system as may be imposed by local requirements.

                  8.2      LICENSEE AFFILIATES.

                           (a)      Subject to the approval of the Board of
Directors of the Company, the Company may establish affiliated corporate entities as to which the Company owns at least fifty percent (50%) and less than one hundred percent (100%) of all voting interests and neither Lycos nor SingTel directly or indirectly owns any voting interest other than through the Company, to engage in the business described in Section 7.2 with respect to one or more specific countries included in the Territory (collectively, "Licensee Affiliates").

                           (b)      Except as may be otherwise required by
applicable local law, the composition of the board of directors of any Licensee Affiliate shall be determined in accordance with this paragraph. During the Initial Period, the board of directors of any Licensee Affiliate shall at all times have six directors, four of which shall be appointed by the Company. Lycos shall have the right to appoint two of the four directors to be appointed by the Company and SingTel shall have the right to appoint two of the four directors to be appointed by the Company. After the Initial Period, the board of directors of any Licensee Affiliate shall at all times have five directors, three of which shall be appointed by the Company. Lycos shall have the right to appoint two of the three directors to be appointed by the Company and SingTel shall have the right to appoint one of the three directors to be appointed by the Company.

                           (c)      Except as may otherwise be required by
applicable local law, all matters set forth in subparagraphs (a) through (i) of
Section 6.2 shall require the unanimous affirmative vote of all of the directors of any Licensee Affiliate (and for this purpose each reference to the "Company" in subparagraphs (a) through (i) of Section 6.2 shall be deemed to be a reference to such Licensee Affiliate), and all other matters shall require a greater than 66 2/3% vote of all of the directors of any Licensee Affiliate.

                           (d)      Lycos and SingTel agree that any sublicense
granted to a Licensee Affiliate under the Lycos License Agreements shall be royalty-free, provided that the Company shall be permitted to recapture from any Licensee Affiliate any cost items for technical assistance, referrals, catalog generation or the like benefitting such Licensee Affiliate and chargeable to the Company.

                           (e) The financial year of each Licensee Affiliate
shall conform with the fiscal year of Lycos, as in effect from time to time, and each Licensee Affiliate shall be required to maintain its books of account and financial and related records both in accordance with United States generally accepted accounting principles and in accordance with such other accounting system as may be imposed by local requirements.

         9. LISTING. The parties intend that shares of the Company be listed on a local Singapore exchange or on an appropriate foreign exchange (such as NASDAQ) as soon as practically feasible after the Company's first full year of business. The parties acknowledge and agree that the timing and particulars of any such listing will depend on business and market conditions and regulatory requirements, and that the written consent or written agreement of each of the parties is required in connection with any such listing. The Company shall not be listed unless and until all capital contributions required to be made by the parties under Section 2.2 and Section 2.3 shall have been made in full, and Lycos shall have received the full amount of all royalty payments required to be made by the Company to Lycos under the Lycos License Agreements. For the avoidance of doubt, the failure of the parties to agree on any matter relating to the listing of the Company shall not constitute a deadlock for any purpose under Section 16.

         10. OWNERSHIP OF PROPERTIES DEVELOPED BY THE COMPANY. The Company shall be the owner of any trademark, copyright and other intellectual property rights in respect of any and all brand names, trade names, content, services or other such properties originally created or developed by the Company, it being understood that any brand names, trade names, content, services or other such properties licensed by Lycos or SingTel to the Company, and any derivatives thereof, are not "originally developed or created by the Company" within the meaning of this Section 10.

         11. URLS. To the extent permitted under applicable local law and regulation, the Company shall be the owner, for the ultimate benefit of Lycos, of domain names which include the name "Lycos" or any other name licensed to the Company under the Lycos License Agreements and which are the domain names of sites at which the Company offers the Service ("Lycos Domain Names"). In the event the Company is at any time not permitted under applicable local law and regulation to be the owner of any Lycos Domain Name, then a third party acceptable to Lycos and SingTel and permitted under applicable local law and regulation to be the owner of such Lycos Domain Name shall be designated to hold ownership of such Lycos Domain Name for the benefit of the Company, and for the ultimate benefit of Lycos. Before any such Lycos Domain Name is registered in the name of the Company or any third party, the Company and/or such third party, as applicable, shall execute and deliver to Lycos such instruments or documents as Lycos may reasonably require to assure to Lycos its ultimate beneficial interest in such Lycos Domain Name. For the avoidance of doubt, for so long as Lycos or an Affiliate of Lycos is a shareholder of the Company, the Company shall have the right to use any Lycos Domain Names without charge, other than payment of registration and maintenance fees to the applicable regulatory authority. Further, the Company shall, as absolute owner, own all right, title and interest in, to and under all domain names (other than Lycos Domain Names) for all websites established and operated by the Company.

         12. LEAKAGE. With respect to all internet traffic which is incoming to and websites linked to on a networked basis and which originates from any country in the Territory for which the Service has been initiated, Lycos shall automatically redirect such traffic to the appropriate website at which the Service is offered for such country, except that and websites linked to on a networked basis shall be accessible through links maintained at the local sites. In addition, with respect to all internet traffic which is incoming to and websites linked to on a networked basis and which originates from any country outside the Territory from a user identifiable as a user whose normal access would be from a country in the Territory for which the Service has been initiated, Lycos shall automatically redirect such traffic to the appropriate website at which the Service is offered for such country

         13. REPRESENTATIONS AND WARRANTIES OF LYCOS. Lycos hereby represents and warrants to SingTel as follows:

                  13.1 ORGANIZATION, POWER AND AUTHORITY. Lycos is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America. Lycos has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  13.2 AUTHORIZATION AND BINDING OBLIGATIONS. Lycos has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by Lycos. This Agreement has been duly executed and delivered by Lycos, and constitutes the legal, valid and binding obligations of Lycos, enforceable against Lycos in accordance with its terms.

                  13.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Lycos, and the consummation of the transactions contemplated hereby, will not (a) violate any provision of the Certificate of Incorporation or Bylaws of Lycos, (b) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which Lycos is a party or by which Lycos or any of its assets or properties is or may be bound, or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which Lycos or any of its assets or properties is or may be bound.

                  13.4 NO PENDING LITIGATION. No action, suit or proceeding which seeks to prevent the consummation of the transactions contemplated by this Agreement, or would impair the ability of Lycos to consummate the transactions contemplated by this Agreement, is pending against Lycos, and no such action, suit or proceeding has been threatened against Lycos.

         14. REPRESENTATIONS AND WARRANTIES OF SINGTEL. SingTel hereby represents and warrants to Lycos as follows:

                  14.1 ORGANIZATION, POWER AND AUTHORITY. SingTel is a company duly organized and validly existing under the laws of Singapore, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

                  14.2 AUTHORIZATION AND BINDING OBLIGATIONS. SingTel has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by SingTel. This Agreement has been duly executed and delivered by SingTel, and constitutes the legal, valid and binding obligations of SingTel, enforceable against SingTel in accordance with its terms.

                  14.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by SingTel, and the consummation of the transactions contemplated hereby, will not (a) violate any provision of the memorandum of association or articles of association of SingTel, (b) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which SingTel is a party or by which SingTel or its assets or properties is or may be bound, or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which SingTel or any of its respective assets or properties is or may be bound.

                  14.4 NO PENDING LITIGATION. No action, suit or proceeding which seeks to prevent the consummation of the transactions contemplated by this Agreement, or would impair the ability of SingTel to consummate the transactions contemplated by this Agreement, is pending against SingTel, and no such action, suit or proceeding has been threatened against SingTel.

         15. CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of two (2) years after the termination of this Agreement howsoever occasioned, each of Lycos and SingTel shall keep strictly confidential, and shall not disclose, use, divulge, publish or otherwise reveal, directly or through any third party (including without limitation the Company), any confidential or proprietary information of the other party which was disclosed by or received pursuant to this Agreement, or in connection with the preparation and negotiation of this Agreement, or by reason of the performance by the parties of their obligations hereunder or their involvement in activities of the Company, including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development (collectively, "Confidential Information"), except as may be necessary in connection with filings with governmental agencies as required under applicable law, including, in the case of Lycos, the rules and regulations promulgated under the Securities Exchange Act of 1934. Upon the termination of this Agreement, each of Lycos and SingTel shall either destroy or return to the other all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other which such party may then possess or have under its control. Notwithstanding the foregoing, Confidential Information of a party shall not include (a) information which was already known to the recipient at the time of its receipt, (b) information which is or becomes freely and generally available to the public through no wrongful act of the recipient, (c) information which is rightfully received by the recipient from a third party legally entitled to disclose such information free of confidentiality restrictions, (d) information disclosed in connection with legal action initiated by a party to enforce rights under this Agreement, or any agreement executed pursuant to this Agreement, or (e) information required to be disclosed by the order of any court, provided that the recipient gives the disclosing party reasonable prior notice so as to permit the disclosing party an opportunity to seek a protective order.

         16.      DEADLOCK.

                  16.1 DEADLOCK. As used in this Agreement, "Deadlock" shall mean that at two consecutive meetings of the Board a formal vote of the Directors is taken on any of the matters set forth in Section 6.2 (other than Section 6.2(e) or (f)) and that the vote taken on each such occasion is 2-2 if such votes are taken within the Initial Period or less than unanimous if such votes are taken after the Initial Period, or that at two consecutive shareholder meetings a formal vote of the shareholders of the Company is taken to approve any of the following matters and that the vote taken on each such occasion is 50-50 if such votes are taken during the Initial Period or less than unanimous if such votes are taken after the Initial Period:

                           (a)      the entry or participation by the Company in
any business which is not within the scope of the business described in Section 7.2;

                           (b)      the authorization, creation, allotment or
issuance of any shares, or classes or series of shares, in the capital of the Company or any other securities or debentures of the Company (other than the allotment and issuance of Shares pursuant to Section 2.2 and Section 2.3), the issuance or grant of any option over the unissued share capital of the Company, or any change in the capital structure of the Company or the rights, preferences and privileges of any shares, or classes or series of shares, in the capital of the Company;

                           (c)      the merger, consolidation, amalgamation or
other such combination of the Company with any other entity, the recapitalization of the Company, the redemption, repurchase or cancellation of any securities of the Company, or a sale of all or substantially all of the assets of the Company;

                           (d)      the giving or provision by the Company of
any guarantees or indemnities, other than guarantees or indemnities necessary to secure borrowing or indebtedness of the Company or its Affiliates in the ordinary course of business, and any extension of credit or the making of any loans to any person or entity other than in the ordinary course of business;

                           (e)      any delegation of any powers of (or ceding
of control by) the Board to (i) any committee of Directors, or (ii) any person, including any officer of the Company, with respect to any matter referred to in paragraphs (a) through (g) of this Section 16.1;

                           (f)      the declaration of any dividends or other
distributions of profits of the Company; or

                           (g)      any amendment to the Memorandum or the
Articles.

                  16.2 REMEDY. In the event of any Deadlock, then, unless each party expressly waives its rights under this Section 16.2 within thirty (30) days after the vote resulting in such Deadlock:

                           (a)      The Company and, unless otherwise agreed by
the parties, all Licensee Subsidiaries and Licensee Affiliates shall be dissolved, and the parties, in their capacities as shareholders of the Company, shall promptly take all such actions as may be required to cause the Company and, unless otherwise agreed by the parties, the Licensee Subsidiaries and Licensee Affiliates to expeditiously wind up their affairs and dissolve.

                           (b) In the event Lycos was the party which
initiated or proposed the item as to which the Deadlock occurred, then, within thirty (30) days after the dissolution of the Company and all Licensee Subsidiaries and Licensee Affiliates has been completed, Lycos shall pay to SingTel, in cash or in cash and Lycos stock as described below, an amount in US Dollars equal to the sum of:

                                    (i)     the amount (the "Lycos Base Amount")
by which the total amount of the capital contributions made by SingTel to the Company during the period from the date of incorporation of the Company up to and including the date of dissolution, not to exceed a maximum amount of [***], exceeds the total amount of all liquidation distributions distributed to SingTel upon the dissolution of the Company, whether in cash or in kind (with such in kind distributions being valued at the fair market value of the property distributed); plus

                                    (ii) an amount (the "Lycos Incremental
Amount") equal to: [***]


The Lycos Base Amount shall be paid by Lycos entirely in cash in US Dollars. The Lycos Incremental Amount shall be paid by Lycos, at its option, entirely in cash, entirely in Lycos stock traded on NASDAQ or in part in cash and in part in Lycos stock traded on NASDAQ, in such proportion as Lycos may determine. The number of shares of Lycos stock to be issued or transferred to SingTel in full or partial payment of the Lycos Incremental Amount shall be determined by dividing the payment amount by the average share price of Lycos stock over the thirty (30) day period ending on the 7th Business Day prior to the date on which payment of the Lycos Incremental Amount is to be paid. The issuance or transfer of any Lycos stock to SingTel pursuant to this Section 16.2(b) shall be made in compliance with all applicable securities laws.
                           (c)      In the event SingTel was the party which
initiated or proposed the item as to which the Deadlock occurred, then, within thirty (30) days after the dissolution of the Company and all Licensee Subsidiaries and Licensee Affiliates has been completed, SingTel shall pay to Lycos an amount in US Dollars equal to the sum of:

                                    (i)     the amount (the "SingTel Base
Amount") by which the total amount of the capital contributions made by Lycos to the Company during the period from the date of incorporation of the Company up to and including the date of dissolution, not to exceed a maximum amount of [***]; plus

                                    (ii) an amount (the "SingTel Incremental
Amount") equal to: [***]

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The SingTel Base Amount shall be paid by SingTel entirely in cash in US Dollars. The SingTel Incremental Amount shall be paid by SingTel, at its option, entirely in cash, entirely in shares in the capital or stock of SingTel or any Affiliate of SingTel traded on the Stock Exchange of Singapore Ltd or in part in cash and in part in shares in the capital or stock of SingTel or any Affiliate of SingTel traded on the Stock Exchange of Singapore Ltd, in such proportion as SingTel may determine. The number of shares or amount of such stock to be issued or transferred to Lycos in full or partial payment of the SingTel Incremental Amount shall be determined by dividing the payment amount by the average share price of such shares or stock over the thirty (30) day period ending on the 7th Business Day prior to the date on which payment of the SingTel Incremental Amount is to be paid. The issuance or transfer of any such shares or stock to Lycos pursuant to this Section 16.2(c) shall be made in compliance with all applicable securities laws.
         17.      LYCOS BREACH.

                  17.1 LYCOS BREACH. As used in this Agreement, "Lycos Breach" shall mean the occurrence of any of the following breaches of this Agreement, and the failure of Lycos to cure any such breach within sixty (60) days after written notice of such breach is given by SingTel to Lycos:

                           (a)      failure of Lycos to make any capital
contribution when and as required under Section 2.2 or Section 2.3 of this Agreement;

                           (b) failure by Lycos to perform its obligations under
Section 3.1 with respect to the execution of the Lycos License Agreements by the parties thereto; or

                           (c)      failure of Lycos to perform its obligations
under Section 5.1, or the occurrence of a breach under Section 5.2(b) which, under Section 5.2(b) is deemed to be a breach of Lycos.

                  17.2 REMEDIES. In the event of any Lycos Breach, SingTel shall be entitled, at its election made by giving written notice thereof to Lycos, to select either of the following remedies as its sole and exclusive remedy:

                           (a)      recover from Lycos its provable contract
damages attributable to such breach; or

                           (b)      require Lycos to purchase all of the
ordinary shares in the capital of the Company registered in the name of SingTel or any of its Affiliates as of the date of such written election notice (collectively, for purposes of Section 17.3, the "SingTel Shares") in accordance with the applicable provisions of Section 17.3.




                  17.3     PURCHASE AND SALE OF SINGTEL SHARES.

                           (a)      Upon written notice of election given by
SingTel under Section 17.2 to require Lycos to purchase all of the SingTel Shares ("SingTel Sale Notice"), SingTel shall be bound to sell to Lycos, and Lycos shall be bound to purchase from SingTel, all of the SingTel Shares in accordance with the applicable provisions of this Section 17.3. The sale and purchase of the SingTel Shares shall be effected at a closing (the "SingTel Closing") to be held in Singapore at the registered office of SingTel at 3:00 pm on the seventh (7th) Business Day after the SingTel Determination Date (as defined below) or at such other place and time as the parties may agree in writing.

                           (b)      At the SingTel Closing, SingTel shall
deliver to Lycos duly executed transfer form(s) in relation to the transfer of the SingTel Shares by SingTel to Lycos together with the relative share certificates in respect of the SingTel Shares in exchange for receipt of the SingTel Purchase Price (as defined below) from Lycos, and Lycos shall pay to SingTel the SingTel Purchase Price by cashier's order or bank draft drawn on a licensed bank in Singapore made payable to SingTel in exchange for receipt of such transfer form(s) and share certificates.

                           (c)      Unless the parties otherwise agree on the
amount of the SingTel Purchase Price, the SingTel Shares shall be appraised by three independent third party appraisers, each of whom shall have not less than ten (10) years experience in appraising the value of private companies. Within thirty (30) days after the date on which Lycos receives the SingTel Sale Notice, each of Lycos and SingTel shall select one appraiser. The appraiser selected by Lycos and the appraiser selected by SingTel shall select the third appraiser within twenty-one (21) days after the selection of an appraiser by each of Lycos and SingTel has been completed, except that if such appraisers are unable to agree on the third appraiser within such twenty-one (21) day period, either Lycos or SingTel may make written request to the President for the time being of the Singapore International Arbitration Centre (the "President of SIAC") to appoint the third appraiser, which appointment by The President of SIAC shall be binding on Lycos and SingTel. Each appraiser shall present its appraisal report within forty-five (45) days after the selection of the third appraiser and shall express the appraised value of the SingTel Shares in Singapore Dollars. Any appraisal report not presented within such forty-five (45) day period shall be disregarded. If three appraisal reports are timely presented, the two appraisal reports which are closest in amount shall be averaged (with the third appraisal report being disregarded) and the resulting amount, which shall be expressed in Singapore Dollars, shall be the appraised value of the SingTel Shares, if two appraisal reports are timely presented, the two appraisal reports shall be averaged and the resulting amount, which shall be expressed in Singapore Dollars, shall be the appraised value of the SingTel Shares, and if one appraisal report is timely presented, such report shall be the appraised value of the SingTel Shares (as so determined, the "SingTel Appraised Value"). The fees and costs of the appraiser selected by Lycos shall be borne by Lycos, the fees and costs of the appraiser selected by SingTel shall be borne by SingTel, and the fees and costs of the appraiser appointed by such appraisers (or by The President of SIAC) shall be borne half by Lycos and half by SingTel. The date on which the SingTel Appraised Value is determined by completion of the procedure set forth in this paragraph (c) is referred to in this Section 17.3 as the "SingTel Determination Date."

                           (d)      As used in this Section 17.3, "SingTel
Purchase Price"means (i) the purchase price of the SingTel Shares as determined by the written agreement of the parties at any time prior to or on the SingTel Determination Date, or, in the absence of such agreement, (ii) the higher of (A) the amount of the capital contributions made by SingTel to the Company during the period from the date of incorporation of the Company up to and including the date of the SingTel Sale Notice, not to exceed [***], or (B) an amount equal to [***] of the SingTel Appraised Value.



         18. SINGTEL BREACH.

                  18.1 SINGTEL BREACH. As used in this Agreement, "SingTel Breach" shall mean the occurrence of any of the following breaches of this Agreement, and the failure of SingTel to cure any such breach within sixty (60) days after written notice of such breach is given by Lycos to SingTel:

                           (a)      failure of SingTel to make any capital
contribution when and as required under Section 2.2 or Section 2.3 of this Agreement;

                           (b)      failure of SingTel to perform its
obligations under Section 5.1, or the occurrence of a breach under Section 5.2(b) which, under Section 5.2(b) is deemed to be a breach of SingTel.

                  18.2 REMEDIES. In the event of any SingTel Breach, Lycos shall be entitled, at its election made by giving written notice thereof to SingTel, to select any of the following remedies as its sole and exclusive remedy:

                           (a)      recover from SingTel its provable contract
damages attributable to such breach;

                           (b)      dissolve the Company and, unless otherwise
agreed between the parties, the Licensee Subsidiaries and the Licensee Affiliates, in which case, the Company and, unless otherwise agreed between the parties, all Licensee Subsidiaries and Licensee Affiliates shall be dissolved, and the parties, in their capacities as shareholders of the Company, shall promptly take all such actions as may be required to cause the Company and, unless otherwise agreed between the parties, the Licensee Subsidiaries and the Licensee Affiliates to expeditiously wind up their affairs and dissolve; or

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           (c)      require SingTel to sell to Lycos  all of the
ordinary shares in the capital of the Company registered in the name of SingTel or any of its Affiliates as of the date of such written election notice (collectively, for purposes of Section 18.3, the "SingTel Shares") in accordance with the provisions of Section 18.3.

                  18.3     PURCHASE AND SALE OF SINGTEL SHARES.

                           (a)      Upon written notice of election given by
Lycos under Section 18.2 to require Singtel to sell to Lycos all of the SingTel Shares ("Lycos Election Notice"), SingTel shall be bound to sell to Lycos, and Lycos shall be bound to purchase from SingTel, all of the SingTel Shares in accordance with the applicable provisions of this Section 18.3. The sale and purchase of the SingTel Shares shall be effected at a closing (the "Lycos Closing") to be held in Singapore at the registered office of SingTel at 3:00 pm on the seventh (7th) Business Day after the Lycos Determination Date (as defined below) or at such other place and time as the parties may agree in writing.

                           (b) At the Lycos Closing, SingTel shall deliver to
Lycos duly executed transfer form(s) in relation to the transfer of the SingTel Shares by SingTel to Lycos together with the relative share certificates in respect of the SingTel Shares in exchange for receipt of the Lycos Purchase Price (as defined below) from Lycos, and Lycos shall pay to SingTel the Lycos Purchase Price by cashier's order or bank draft drawn on a licensed bank in Singapore made payable to SingTel in exchange for receipt of such transfer form(s) and share certificates.

                           (c)      Unless the parties otherwise agree on the
amount of the Lycos Purchase Price, the SingTel Shares shall be appraised by three independent third party appraisers, each of whom shall have not less than ten (10) years experience in appraising the value of private companies. Within thirty (30) days after the date on which Lycos receives the SingTel Sale Notice, each of Lycos and SingTel shall select one appraiser. The appraiser selected by Lycos and the appraiser selected by SingTel shall select the third appraiser within twenty-one (21) days after the selection of an appraiser by each of Lycos and SingTel has been completed, except that if such appraisers are unable to agree on the third appraiser within such twenty-one (21) day period, either Lycos or SingTel may make written request to The President of SIAC to appoint the third appraiser, which appointment by The President of SIAC shall be binding on Lycos and SingTel. Each appraiser shall present its appraisal report within forty-five (45) days after the selection of the third appraiser and shall express the appraised value of the SingTel Shares in Singapore Dollars. Any appraisal report not presented within such forty-five (45) day period shall be disregarded. If three appraisal reports are timely presented, the two appraisal reports which are closest in amount shall be averaged (with the third appraisal report being disregarded) and the resulting amount, which shall be expressed in Singapore Dollars, shall be the appraised value of the SingTel Shares, if two appaisal reports are timely presented, the two appraisal reports shall be averaged and the resulting amount, which shall be expressed in Singapore Dollars, shall be the appraised value of the SingTel Shares, and if one appraisal report is timely presented, such report shall be the appraised value of the SingTel Shares (as so determined, the "Lycos Appraised Value"). The fees and costs of the appraiser selected by Lycos shall be borne by Lycos, the fees and costs of the appraiser selected by SingTel shall be borne by SingTel, and the fees and costs of the appraiser appointed by such appraisers (or by The President of SIAC) shall be borne half by Lycos and half by SingTel. The date on which the Lycos Appraised Value is determined by completion of the procedure set forth in this paragraph (c) is referred to in this Section 18.3 as the "Lycos Determination Date."

                           (d) As used in this Section 18.3, "Lycos Purchase
Price"means (i) the purchase price of the SingTel Shares as determined by the written agreement of the parties at any time prior to or on the Lycos Determination Date, or, in the absence of such agreement, (ii) [***] of the Lycos Appraised Value.

         19.      RESTRICTIONS ON TRANSFER OF SHARES.

                  19.1 GENERAL RESTRICTION ON TRANSFER OF SHARES. Except as otherwise expressly provided in Section 17, 18, 19.2, 19.3 or Section 20, neither Lycos nor SingTel shall sell, assign or otherwise transfer any or all of its Shares or any interest therein.

                  19.2 TRANSFER TO AFFILIATES. Subject to the following conditions, each of Lycos and SingTel shall have the right to transfer all (and not some only) of its Shares to its Affiliates (any such Affiliate to which any such Shares are transferred, a "Transferee Affiliate"):

                           (a)      Each such Transferee Affiliate shall assume
by written agreement all of the transferor's obligations under this Agreement in respect of the Shares transferred to such Transferee Affiliate, including without limitation the obligation to sell Shares in accordance with the applicable provisions of this Agreement.

                           (b)      The Shares transferred to a Transferee
Affiliate shall remain subject to all of the restrictions on transfer set forth in this Agreement.

                           (c)      SingTel shall not transfer any Shares to any
Affiliate of SingTel which at the time of transfer is a competitor of Lycos, and Lycos shall not transfer any Shares to any Affiliate of Lycos which at the time of transfer is a competitor of the SingTel group.

                           (d) If any Transferee Affiliate ceases to be an
Affiliate of the original transferor, it shall be required to notify the other shareholders of the Company of same and shall be required to transfer all of its Shares to the original transferor, any such transfer being expressly permitted under this Section 19.

                  19.3 TRANSFER UPON ACQUISITION. Notwithstanding anything to the contrary in this Agreement or the Articles, each of Lycos and SingTel shall have the right to transfer all (and not some only) of its Shares in connection with any merger or other transaction, regardless of its form, in which all or substantially all of the assets of such party are acquired, to the surviving, acquiring or resulting entity in any such transaction.


         20.      SINGTEL RIGHT TO SELL SHARES.

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  20.1 RIGHT TO SELL SHARES. Subject to the terms and conditions of this Section 20, SingTel shall have the right to sell all (but not less than all) of its Shares (for purposes of this Section 20, the "SingTel Shares").

                  20.2 RESTRICTED PERIOD. Except for any sale of the SingTel Shares to Lycos and any transfer to any of the SingTel Shares by SingTel to any Transferee Affiliate as permitted under Section 19.2, SingTel shall not sell any or all of the SingTel Shares during the period commencing from the date of this Agreement and ending on the later of (a) the second anniversary date of this Agreement or (b) the date on which SingTel completes its required capital contributions to the Company under Sections 2.2 and 2.3 (the "Restricted Period").

                  20.3 SALE NOTICE. In the event SingTel desires to sell all (but not less than all) of the SingTel Shares at any time after the expiration of the Restricted Period, SingTel shall give written notice thereof (for purposes of this Section 20, "Sale Notice") to Lycos in writing, and shall specify in such Sale Notice the price at which SingTel is willing to sell the SingTel Shares, which shall be SingTel's best estimation of the fair market value of the SingTel Shares (for purposes of this Section 20, the "Sale Notice Offering Price"). The Sale Notice Offering Price shall be binding on SingTel for thirty (30) days after the Sale Notice is received by Lycos and shall lapse at the expiration of such thirty (30) day period. SingTel shall not be entitled to give more than one Sale Notice in any twenty-four (24) month period.

                  20.4 NEGOTIATED SALE. Notwithstanding anything to the contrary in this Agreement, SingTel may at any time, whether before or after Lycos receives any Sale Notice from SingTel, sell all (but not less than all) of the SingTel Shares (a) to Lycos on such terms and conditions as may be negotiated and agreed to between SingTel and Lycos, or (b) to a purchaser or purchasers (which may include Lycos or any of its Affiliates) approved by Lycos in writing, on such terms and conditions as may be agreed to between SingTel and such purchaser or purchasers. In the event any purchase and sale of the SingTel Shares is effected pursuant to this Section 20.4 after Lycos has received a Sale Notice from SingTel and before any other sale of the SingTel Shares contemplated by this Section 20, the provisions of this Section 20 shall thereupon cease to apply and shall have no further force or effect.

                  20.5 ELECTIVE SALE TO LYCOS. Lycos may, by giving written notice ("Election Notice") to SingTel during the thirty (30) day period after the date on which Lycos receives a Sale Notice from SingTel, elect to purchase the SingTel Shares at the Sale Notice Offering Price. Any purchase and sale of the SingTel Shares pursuant to this Section 20.5 shall be effected at a closing (the "Election Sale Closing") to be held in Singapore at the registered office of SingTel at 3:00 p.m. on the fourteenth (14th) Business Day after SingTel receives the Election Notice, or at such other place and time as SingTel and Lycos may agree in writing. In the event any purchase and sale of the SingTel Shares is effected pursuant to this Section 20.5 at the Election Sale Closing, the provisions of this Section 20 shall thereupon cease to apply and shall have no further force or effect.

                  20.6 SALE TO LYCOS DESIGNEES. During the 270 day period after the date on which Lycos receives a Sale Notice (the "Lycos Designation Period"), Lycos shall have the right to enter into discussions with a third party or third parties regarding the purchase of the SingTel Shares by such third party or third parties, and SingTel shall be required from time to time, within five (5) Business Days after written request by Lycos, to specify the price at which SingTel is willing to sell the SingTel Shares, which price shall be SingTel's best estimation of the fair market value of the SingTel Shares, and, unless superseded by a price specified by SingTel in response to a subsequent written request by Lycos, shall be binding on SingTel for thirty (30) days from the date on which such price is specified to Lycos and shall (unless a Designation Notice (as defined below) is given by Lycos) lapse at the expiration of such thirty (30) day period (for purposes of this Section 20, such price, as revised in response to written requests from Lycos from time to time, the "SingTel Offering Price"). Lycos may, by giving written notice ("Designation Notice") to SingTel during the Lycos Designation Period, elect to require SingTel to sell the SingTel Shares at the SingTel Offering Price (as in effect at the time such Designation Notice is given by Lycos) to a purchaser or purchasers (which may include Lycos or any of its Affiliates) designated by Lycos in such Designation Notice. Any purchase and sale of the SingTel Shares pursuant to this Section 20.6 shall be effected at a closing (the "Designee Sale Closing") to be held in Singapore at the registered office of SingTel at 3:00 p.m. on the fourteenth (14th) Business Day after SingTel receives the Designation Notice, or at such other place and time as the parties may agree in writing. In the event any purchase and sale of the SingTel Shares is effected pursuant to this Section 20.6 at the Designee Sale Closing, the provisions of this Section 20 shall thereupon cease to apply and shall have no further force or effect.

                  20.7 APPRAISAL. In the event that a purchase and sale of the SingTel Shares pursuant to Section 20.4, 20.5 or 20.6 does not occur during the Lycos Designation Period, the value of the SingTel Shares shall be determined by appraisal in accordance with this Section 20.7. The SingTel Shares shall be appraised by three independent third party appraisers, each of whom shall have not less than ten (10) years experience in appraising the value of private companies. Within thirty (30) days after the expiration of the Lycos Designation Period, each of Lycos and SingTel shall select one appraiser. The appraiser selected by Lycos and the appraiser selected by SingTel shall select the third appraiser within twenty-one (21) days after the selection of an appraiser by each of Lycos and SingTel has been completed, except that if such appraisers are unable to agree on the third appraiser within such twenty-one (21) day period, either Lycos or SingTel may make written request to The President of SIAC to appoint the third appraiser, which appointment by The President of SIAC shall be binding on Lycos and SingTel. Each appraiser shall present its appraisal report within forty-five (45) days after the selection of the third appraiser and shall express the appraised value of the SingTel Shares in Singapore Dollars. Any appraisal report not presented within such forty-five (45) day period shall be disregarded. If three appraisal reports are timely presented, the two appraisal reports which are closest in amount shall be averaged (with the third appraisal report being disregarded) and the resulting amount, which shall be expressed in Singapore Dollars, shall be the appraised value of the SingTel Shares, if two appaisal reports are timely presented, the two appraisal reports shall be averaged and the resulting amount, which shall be expressed in Singapore Dollars, shall be the appraised value of the SingTel Shares, and if one appraisal report is timely presented, such report shall be the appraised value of the SingTel Shares (as so determined, the "Appraised Value"). The fees and costs of the appraiser selected by Lycos shall be borne by Lycos, the fees and costs of the appraiser selected by SingTel shall be borne by SingTel, and the fees and costs of the appraiser appointed by such appraisers (or by The President of SIAC) shall be borne half by Lycos and half by SingTel. The date on which the Appraised Value is determined by completion of the procedure set forth in this
Section 20.7 is referred to in this Section 20 as the "Determination Date." In the event that a purchase and sale of the SingTel Shares pursuant to Section
20.6 occurs after the expiration of the Designation Period pursuant to a Designation Notice given by Lycos during the Designation Period, the parties shall promptly discontinue the appraisal process commenced under this Section 20.7.

                  20.8 SALE TO LYCOS OR LYCOS DESIGNEE AT APPRAISED VALUE. In the event that a purchase and sale of the SingTel Shares pursuant to Section 20.4, 20.5 or 20.6 does not occur during the Lycos Designation Period, and a purchase and sale of the SingTel Shares does not occur after the expiration of the Lycos Designation Period pursuant to a Designation Notice given within the Designation Period, then, Lycos may, by giving written notice ("Purchase Notice") to SingTel during the period of fourteen (14) Business Days after the Determination Date, elect to purchase the SingTel Shares, or require SingTel to sell the SingTel Shares to a purchaser or purchaser designated by Lycos (which may include Lycos or any of its Affiliates), at the Appraised Value. Any purchase and sale of the SingTel Shares pursuant to this Section 20.8 shall be effected at a closing (the "Appraised Value Closing") to be held in Singapore at the registered office of SingTel at 3:00 p.m. on the fourteenth (14th) Business Day after SingTel receives the Purchase Notice, or at such other place and time as the parties may agree in writing.

                  20.9 SALE TO SINGTEL SELECTED THIRD PARTY. In the event that the appraisal process is completed under Section 20.7 and either (a) Lycos does not give a Purchase Notice pursuant to Section 20.8 during the period of fourteen (14) Business Days after the Determination Date, or (b) Lycos does give a Purchase Notice pursuant to Section 20.8 during the period of fourteen (14) Business Days after the Determination Date but the Appraised Value Closing does not occur on or before the date by which the Appraised Value Closing is required to occur under Section 20.8, then, until the expiration of 180 days after the Determination Date (in the event clause (a) above applies) or the date by which the Appraised Value Closing was required to occur (in the event clause (b) above applies) (as applicable, the "Cut-Off Date"), SingTel shall be free to sell the SingTel Shares to any third party selected by SingTel at a price no less than the Appraised Value. In the event SingTel has not completed a sale of the SingTel Shares to a third party selected by SingTel at a price no less than the Appraised Value within 180 days after the Cut-Off Date, SingTel's rights to sell the SingTel Shares shall thereupon again be subject to all of the requirements of this Section 20.

                  20.10 CLOSING. At any closing held pursuant to any of the provisions of this Section 20, SingTel shall deliver to the purchaser or purchasers duly executed transfer form(s) for, and share certificates in respect of, the SingTel Shares in exchange for receipt of the purchase price therefor, which shall be payable by cashier's order or bank draft drawn on a licensed bank in Singapore made payable to SingTel.

                  20.11 ADJUSTMENT OF TERRITORY. If at the time of any closing held pursuant to any of the provisions of this Section 20 the Company has not initiated the Service in any country of the Territory, such country shall be excluded from the Territory and from the business of the Company and the parties shall take such steps as may be necessary to cause the Lycos License Agreements to be terminated with respect to any such country.

         21.      MISCELLANEOUS.

                  21.1 BROKERS. Each of Lycos and SingTel shall hold the other harmless from any claims, liabilities or damages relating to any commissions or fees claimed by any broker or finder by reason of any engagement or relationship of such broker or finder by or with Lycos or SingTel, respectively.

                  21.2 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

                           If to Lycos:       Lycos, Inc.
                                              400-2 Totten Pond Road
                                              Waltham, MA 02451, U.S.A.
                                              Attention:      General Counsel
                                              Telephone:      (781) 370-2700
                                              Facsimile:      (781) 370-2600

                           With a copy to:    Coudert Brothers
                                              1055 West 7th Street, 20th Floor
                                              Los Angeles, CA 90017, U.S.A.
                                              Attention:      Richard G. Wallace
                                              Telephone:      (213) 688-9088
                                              Facsimile:      (213) 689-4467





                           If to SingTel:     Singapore Telecommunications
                                              Limited
                                              31 Exeter Road, #18-00 Comcentre
                                              Singapore 239732
                                              Attention:      Vice President
                                                          (Business Development)
                                              Telephone:      (65) 838-3388
                                              Facsimile:      (65) 235-4566

                                       and

                                              Attention:      Company Secretary
                                              Telephone:      (65) 838-3388
                                              Facsimile:      (65) 732-8426

Any party may change its address or facsimile number for notice purposes by notice given to the other parties in accordance with this Section 21.2.

                  21.3 ASSIGNMENT. Neither party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities (a) by a party to any Affiliate, (b) in connection with any merger or other transaction, regardless of its form, in which all or substantially all of the assets of either party are acquired, or (c) in connection with the sale of all of the shares of SingTel and its Affiliates in the share capital of the Company pursuant to Section 20 to a party other than Lycos, provided that such party shall assume all of the obligations of SingTel under this Agreement. In the event of any assignment permitted under this
Section 21.3, the parties shall enter into such novation agreements as may be necessary to properly give effect to such assignment.

                  21.4 ENTIRE AGREEMENT. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract among the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and among the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

                  21.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

                  21.6 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  21.7 ARBITRATION. In the event any dispute arises between Lycos and SingTel with respect to any matter arising out of or relating to this Agreement which cannot be amicably resolved, such dispute shall be submitted to the London Court of International Arbitration for binding arbitration in accordance with the UNCITRAL arbitration rules as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 21.7 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

                  21.8 GOVERNING LAW, CONSENT TO JURISDICTION, ETC. This Agreement shall be governed by, and interpreted in accordance with, the laws of Singapore except that each party shall have the right in its capacity as a disclosing party to enforce the provisions of Section 15 under either the laws of the State of Massachusetts or the laws of Singapore. For all purposes relating to this Agreement, the parties shall submit to the non-exclusive jurisdiction of the Courts of Singapore, and for the purposes specified above relating to the provisions of Section 15, the parties shall submit to the non-exclusive jurisdiction of the Courts of Singapore and the federal and state courts located in the State of Massachusetts provided that in any matter brought before the federal and state courts located in the State of Massachusetts the parties irrevocably waive all rights to a jury trial.

                  21.9 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

                  21.10 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

                  21.11 CONTROLLING LANGUAGE. This Agreement has been prepared, negotiated and signed in English, and English is the controlling language of this Agreement.

                  21.12 PRESS RELEASES. Neither Lycos nor SingTel shall issue any press releases or publicity statements relating to this Agreement, the transactions contemplated by this Agreement or the business of the Company without the prior written approval of the other, which approval shall not be unreasonably withheld or delayed, except that each of Lycos and SingTel shall be permitted to issue any press releases or publicity statements (whether or not approved by the other) to the extent required by any securities laws or regulations applicable to Lycos or SingTel, respectively.

                  21.13 BINDING EFFECT. Subject to Section 21.3, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

                  21.14 AFFILIATES. "Affiliate" shall mean, as to either party, any person or entity that, directly or indirectly, controls, is under common control with, or is controlled by, such party, where such control is by the power, directly or indirectly, to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the Company and any corporation or other entity directly or indirectly owned or controlled by the Company shall not be an "Affiliate" of either party as such term is used in this Agreement; and provided further that the term "Affiliate" shall not include a person or entity in which either party has an interest coupled with the right to veto specific matters concerning such person or entity but which such party does not otherwise control.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                    LYCOS, INC.,
                    a corporation organized under the laws of
                    Delaware, USA
                    /s/ Edward M. Philip
                    ----------------------------
                    By: Edward M. Philip
                    Its: Chief Operating Officer

                    SINGAPORE TELECOMMUNICATIONS LIMITED,
                    a corporation organized under the laws of
                    Singapore
                    /s/ Mary Ong
                    ----------------------------
                    By: Mary Ong
                    Its: Vice President of Business Development

                                LIST OF EXHIBITS

EXHIBIT A: Capital Contribution Schedule
EXHIBIT B: Local Searchservice Agreement
EXHIBIT C: Tripod Agreement

                                   EXHIBIT A
                           CAPITAL CONTRIBUTION SCHEDULE

[A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                                                  Exhibit 10.27

                                    EXHIBIT B
                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of _____________, 1999 by and between LYCOS, INC., a corporation organized under the laws of the State of Delaware, United States of America ("Lycos"), and LYCOS ASIA PTE LTD, a corporation organized under the laws of Singapore ("Licensee").

                                    RECITALS

         A. Lycos owns or licenses from third parties certain rights relating to the Lycos Searchservice (as defined below).

         B. Licensee desires to offer local versions of the Lycos Searchservice in the various countries in the Territory (as defined below), as customized for the market in each such country.

         C. On the terms and subject to the conditions hereafter set forth, Licensee desires to obtain from Lycos, and Lycos is willing to grant to Licensee, the rights and licenses described below.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

                  "Additional Properties shall mean, as to Lycos or any of its Affiliates, any service or feature from time to time offered by Lycos at or by any Affiliate of Lycos at a web site linked to on a networked basis (other than MyLycos, Tripod, MailCity or any search, navigation and directory service offered by Lycos under the "Lycos" brand name,) which Lycos or such Affiliate is free to license to third parties.

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such Person, where such control is through the ownership of voting securities, except that, in any event, a Licensee Affiliate shall not constitute an Affiliate of Lycos or SingTel for any purpose under this Agreement and any third party which may hereafter acquire control of Lycos shall not constitute an Affiliate of Lycos for any purpose under this Agreement.

                  "Commercial Readiness" shall mean, with respect to any Local Searchservice, the performance of such Local Searchservice at a performance level commensurate with the performance of the Lycos Searchservice.

                  "Derivative Works" shall mean all Enhancements which are "derivative works," as such term is defined in the U.S. Copyright Act (17 U.S.C.
Section 101 et seq.).
                  "Directory Software" shall mean all computer software used by Lycos as of the date of this Agreement in connection with the Lycos Searchservice, and performing the functionality described in the attached EXHIBIT A.

                  "Enhancements" shall mean all enhancements, improvements, additions or modifications to the Local Catalogs, the Local Directories, the Lycos Catalog, the Lycos Directories, the Licensed Software, the Licensed Property or the Local Searchservices, of whatever type or nature, whether created or developed solely by Lycos or its Affiliates, agents, consultants or independent contractors, solely by Licensee or its Affiliates, agents, consultants or independent contractors, or jointly by Lycos or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

                  "Effective Date" shall mean the date of this Agreement as set forth in the preamble hereof.

                  "Internet" shall mean the global computer network comprised of multiple interconnected computer networks commonly and collectively referred to as the "internet," as the same may exist from time to time.

                  "Initial Chinese Version" shall mean the first Local Catalogs made available by Lycos to Licensee in either traditional Chinese language or simplified Chinese language, and the Licensed Software relevant to such Local Catalog.

                  "Initial English Version" shall mean the first Local Catalog made available by Lycos to Licensee in the English language, and the Licensed Software relevant to such Local Catalog.

                  "Initial Local Catalogs" shall mean Local Catalogs in English, traditional Chinese and simplified Chinese, for use in the Tier One Countries.

                  "Initial Local Searchservices" shall mean Local Searchservices in English, traditional Chinese and simplified Chinese, for use in the Tier One Countries.

                  "Joint Enhancements" shall mean any Enhancements which are not Derivative Works and which are created or developed jointly by Lycos or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

                  "Joint Venture Agreement" shall mean the Joint Venture Agreement dated as of September __, 1999 by and between Lycos and SingTel.

                  "Licensed Brands" shall mean the brand names, logos and word phrases listed in the attached EXHIBIT B, and any other brand names, logos and word phrases which Lycos hereafter uses specifically in connection with the Lycos Searchservice, to the extent such brand names, logos or word phrases are not registered as trademarks or service marks in countries in the Territory.

                  "Licensed Marks" shall mean the registered trademarks and service marks listed in the attached EXHIBIT B, and any other brand name, logo or word phrase hereafter used by Lycos specifically in connection with the Lycos Searchservice (including without limitation any Licensed Brand) and registered by Lycos (or a third party which grants Lycos the right to use or grant licenses to use any such other brand name, logo or word phrase) as a trademark or service mark in any country in the Territory.

                  "Licensed Property" shall mean the Licensed Technology and all rights in patents, copyright, proprietary information or other intellectual property recognizable under applicable law in the Territory derived from or pertaining to the Local Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software, the Licensed Technology, the Local Searchservices or the Lycos Enhancements, EXCLUDING, HOWEVER, any of the foregoing relating to web-crawler or spider technology used to index and catalog web sites on the Internet.

                  "Licensed Software" shall mean the Lycos Software and the Directory Software, enabled as necessary to handle double-byte characters, and all relevant application programming interfaces, as the Lycos Software, the Directory Software and the relevant application programming interfaces are modified or supplemented to support the Local Searchservices, and as thereafter modified, supplemented, updated or replaced (by software developed by Lycos) from time to time.

                  "Licensed Technology" shall mean all inventions, ideas, knowhow, expertise, trade secrets and proprietary information now or hereafter used by Lycos in connection with the Licensed Software, EXCLUDING, HOWEVER, any of the foregoing relating to web-crawler or spider technology used to index and catalog web sites on the Internet.

                  "Licensee Affiliate" shall mean a corporation or other entity of which Licensee owns, directly or indirectly, at least 50% of all of the issued and outstanding shares or other voting ownership interests, and which has been established pursuant to, and in compliance with the applicable requirements of, the Joint Venture Agreement.

                  "Licensee Enhancements" shall mean any Enhancements, including compilations, which (a) are not Derivative Works, and (b) are created or developed solely by Licensee or its Affiliates, agents, consultants or independent contractors (other than Lycos) without breaching any provision of this Agreement, including without limitation all Local Directories and all local content created or generated solely by Licensee or any Licensee Affiliate.

                  "Local Catalog" shall mean, with respect to a country in the Territory, one or more local versions of the Lycos Catalog, in English and/or in a principal language of such country, each version of which consists of URLs in the language of such version drawn from such country or a group of countries in the Territory as well as (to a lesser extent) from countries outside the Territory, as such database is modified, supplemented, replaced or updated from time to time, and "Local Catalogs" shall mean, collectively, all of the Local Catalogs for the various countries in the Territory.

                  "Local Directory" shall mean, with respect to a country in the Territory, a local version of the Lycos Directory, compiled and edited by Licensee specifically for such country, as such local version is modified, supplemented, replaced or updated from time to time, and "Local Directories" shall mean, collectively, all of the Local Directories for the various countries in the Territory.

                  "Local Searchservice" shall mean, with respect to a country in the Territory, one or more local versions of the Lycos Searchservice, as customized for such country and in the same language or languages as the Local Catalog with respect to such country, and "Local Searchservices" shall mean, collectively, all of the Local Searchservices for the various countries in the Territory.

                  "Local Site" shall mean, with respect to a country in the Territory, the Internet site or sites through which the Local Searchservice for such country is from time to time made available to users, the domain name for which Local Site shall include the name "Lycos" and the appropriate country designation for such country, and "Local Sites" shall mean, collectively, all of the Local Sites for the various countries in the Territory.

                  "Lycos Catalog" shall mean the database compiled by Lycos and accessed through the search engine providing the search function of the Lycos Searchservice, as such database is modified, supplemented, replaced or updated from time to time.

                  "Lycos Directory" shall mean the directory compiled and edited by or for Lycos from the Lycos Catalog, as such directory is modified, supplemented, replaced or updated from time to time.

                  "Lycos Enhancements" shall mean any Enhancements which are (a) Derivative Works, or (b) created or developed solely by Lycos or its Affiliates, agents, consultants or independent contractors.

                  "Lycos Searchservice" shall mean the search service offered by Lycos on the Internet at www.lycos.com, through a search engine used to access the Lycos Catalog, which provides to the user information regarding Internet sites relevant to the user's search request.

                  "Lycos Software" shall mean all computer software used by Lycos as of the date of this Agreement to operate and maintain the Lycos Searchservice, and performing the functionality described in the attached EXHIBIT A, EXCLUDING, HOWEVER, any software relating to web-crawler or spider technology used to index and catalog web sites on the Internet.

                  "Person" shall mean a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, Regulatory Body or other entity.

                  "Regulatory Body" shall mean any national, state, municipal, local or other governmental body or authority, or any quasi-governmental or private body exercising any regulatory authority, including any subdivision or agency thereof.

                  "Roll-Out Schedule" shall mean the roll-out schedule established pursuant to Section 11.1(a).

                  "Searchservice" shall mean a search service offered on the Internet, through a search engine used to access a database of Internet sites, which provides to the user information regarding Internet sites relevant to the user's search request.

                  "SingTel" shall mean Singapore Telecommunications Limited, a corporation organized under the laws of Singapore.

                  "Staging Period" shall mean, with respect to any Local Searchservice, the period commencing from the date Lycos makes the Local Catalogs and the Licensed Software for such Local Searchservice available to Licensee under Section 6.1 and ending upon the determination of the parties under Section 6.2 that such Local Searchservice has achieved Commercial Readiness.

                  "Territory" shall mean the Tier One Countries, the Tier Two Countries and the Tier Three Countries.

                  "Third Party Properties" shall mean, as to any party other than Lycos or any of its Affiliates, any service or feature from time to time offered by such party at an Internet site.

                  "Tier One Countries" shall mean Singapore, Hong Kong, Peoples' Republic of China, Taiwan, Malaysia and India.

                  "Tier Two Countries" shall mean Thailand, Philippines and Brunei.

                  "Tier Three Countries" shall mean Indonesia, Vietnam, Laos, Myanmar and Cambodia.

         2. LICENSE.

                  2.1 GRANT OF LICENSE. On the terms and subject to the conditions of this Agreement, Lycos hereby grants to Licensee the following rights and licenses:

                           (a) the exclusive right and license to provide,
operate and maintain the Local Searchservice for each country in the Territory at the Local Site for such country;

                           (b) the exclusive right and license to market,
promote and otherwise exploit, in each country in the Territory, the Local Searchservice for such country offered at the Local Site for such country;

                           (c) the exclusive right and license to do the
following in connection with, and only in connection with, providing, operating and maintaining the Local Searchservice for each country in the Territory at the Local Site for such country:

                                    (i) use, store, process, reformat, retrieve
and transmit the Local Catalogs and the Lycos Catalog, or any portion thereof, and allow users of such Local Searchservices to download from the Local Catalogs and the Lycos Catalog to the user's computer hard drive or onto a separate disk;

                                    (ii) compile and edit the Local Directories
from the Local Catalogs, and select, design and provide local content for, and incorporate such local content into, each of the Local Searchservices, the Local Directories and the Local Catalogs;

                                    (iii) market and sell, and attach and place
advertising content, materials and displays on, and/or linked to, the Internet webpages of the Local Searchservices and/or Local Directories, including without limitation banners, still and/or animated displays, java applets or displays, hyperlinked material, and audio and/or video material, whether for a fee or otherwise, for the purposes of advertising and promoting any goods and/or services of Licensee or any third party;

                                    (iv) use the Local Catalogs, the Lycos
Catalog, the Lycos Directory, the Licensed Brands, the Licensed Property and the Lycos Enhancements; and

                                    (v) use the Licensed Marks in the countries
in the Territory where such Licensed Marks are registered as trademarks.

                  2.2 EXCLUSIVITY. The rights and licenses granted under Section
2.1 are "exclusive" to the extent provided in this Section 2.2. Lycos shall not, during the term of this Agreement, grant to any third party, or itself exercise (other than for the benefit of Licensee), any right or license granted under
Section 2.1 or any right or license to offer, operate or maintain any Searchservice offered under the brand name "Lycos" at a web site including a country designation for any country in the Territory or at any other website which specifically targets residents in any country in the Territory. Licensee acknowledges that, except as otherwise expressly provided in this Section 2.2, Lycos is free to use or license the Local Catalogs, the

Lycos Catalog, the Lycos Directory, the Licensed Brands, the Licensed Marks, the Licensed Property and the Lycos Enhancements.

                  2.3 RESTRICTIONS ON TRANSFER. Except as expressly permitted pursuant to and in accordance with Section 2.4, Licensee shall have no right to sell, assign, sublicense or otherwise transfer, whether voluntarily or involuntarily, any of the rights and license granted under Section 2.1.

                  2.4 SUBLICENSING.

                           (a) Subject to Section 2.4(b), Licensee shall have
the right to grant sublicenses under this Agreement for one or more countries in the Territory to a Licensee Affiliate established to exploit such country or countries (or, where applicable local law would prevent Licensee from directly or through a Licensee Affiliate exploiting any country or countries in the Territory, to a locally owned or controlled sublicensee located in such country or countries and reasonably acceptable to Lycos) without any obligation to pay Lycos any additional or increased royalty to Lycos by reason of any such sublicense.

                           (b) Lycos shall have the right to approve all of the
terms and conditions on which any sublicense is granted by Licensee to a sublicensee, which approval shall not be unreasonably withheld. Any sublicense granted by Licensee to a sublicensee shall be granted pursuant to a written sublicense agreement in form and substance acceptable to Lycos.

         3. DOMAIN NAMES.

                  3.1 OWNERSHIP OF DOMAIN NAMES. To the extent permitted under applicable local law and regulation, Licensee shall be the owner, for the ultimate benefit of Lycos, of domain names which include the name "Lycos" and which are the domain names of websites at which Licensee offers the Local Searchservices ("Lycos Domain Names"). In the event Licensee is at any time not permitted under applicable local law and regulation to be the owner of any Lycos Domain Name, then a third party acceptable to Lycos and Licensee and permitted under applicable local law and regulation to be the owner of such Lycos Domain Name shall be designated to hold ownership of such Lycos Domain Name for the benefit of Licensee, and for the ultimate benefit of Lycos. Before any such Lycos Domain Name is registered in the name of Licensee or any third party, Licensee and/or such third party, as applicable, shall execute and deliver to Lycos such instruments or documents as Lycos may reasonably require to assure to Lycos its ultimate beneficial interest in such Lycos Domain Name. For the avoidance of doubt, for so long as Lycos or an Affiliate of Lycos is a shareholder of Licensee, Licensee shall have the right to use any Lycos Domain Names without charge, other than payment of registration and maintenance fees. Further, Licensee shall, as absolute owner, own all right, title and interest in, to and under all domain names (other than Lycos Domain Names) for all websites established and operated by the Licensee.

                  3.2 AVAILABILITY OF DOMAIN NAMES. Lycos makes no assurance or representation that the domain name comprised of "www.lycos" and the appropriate country designation is or will be available for any particular country in the Territory. In the event the domain name comprised of "www.lycos" and the appropriate country designation for any particular country in the Territory is not available at the time of the initial commercial launch of the Local Searchservice for such country, Lycos and Licensee shall, by mutual agreement, select a domain name for such country which includes the name "Lycos" in combination with other letters or words. Lycos shall use reasonable commercial efforts to procure for Licensee registration of domain names comprised of "www.lycos" and the appropriate country designation for any country in the Territory which have been registered by third parties, provided that Lycos shall not be required to commence litigation against any such third party or to make any payment to any such third party in an amount which Lycos considers to be unreasonable under the circumstances.

         4. CATALOGS. Lycos shall provide and update the Local Catalogs, and be solely responsible for compiling, maintaining and updating the Lycos Catalog. Licensee shall not, without the prior written approval of Lycos in each instance, modify or change the Lycos Catalog in any respect. Lycos shall make the Local Catalogs and the Lycos Catalog available as provided in Section 6, and shall update the Local Catalogs and the Lycos Catalog as provided in Section 10.1.

         5. LICENSED SOFTWARE. Lycos shall be solely responsible for (a) making any modifications or changes to the Lycos Software which may be necessary to develop or create Licensed Software capable of supporting the Local Searchservices, (b) updating the Licensed Software, and (c) maintaining and supporting, at Licensee's cost and expense (except as otherwise expressly provided herein), the Licensed Software. Licensee shall not, without the prior written approval of Lycos in each instance, modify or change the Licensed Software in any respect. Lycos shall initially make the Licensed Software for any Local Searchservice available as provided in Section 6.1 and shall update the Licensed Software as provided in Section 10.2.

         6. INITIAL STAGING, TESTING, PROBLEM RESOLUTION, COMMERCIAL READINESS AND LAUNCH.

                  6.1 INITIAL STAGING. Within sixty (60) days after the Effective Date, Lycos shall make the Initial Local Catalogs, the Lycos Catalog and the Licensed Software, each as then existing, for the Initial Local Searchservices available for use on a staging server located in the United States, and shall inform Licensee how to access the Initial Local Catalogs, the Lycos Catalog and the Licensed Software for the Initial Local Searchservices on such staging server. Thereafter from time to time in accordance with the Roll-Out Schedule, Lycos shall make the Local Catalog, the Lycos Catalog and the Licensed Software, each as then existing, for other Local Searchservices available for use on a staging server located in the United States, and shall inform Licensee how to access the Local Catalog, the Lycos Catalog and the Licensed Software for such Local Searchservices on such staging server.

                  6.2 TESTING, PROBLEM RESOLUTION AND COMMERCIAL READINESS. During the Staging Period for any Local Searchservice, Lycos and Licensee shall conduct such tests of the Local Catalogs, the Lycos Catalog and the Licensed Software for such Local Searchservice as either party deems necessary or desirable, and Lycos shall, at Lycos's expense, use reasonable commercial efforts to resolve any material performance issues with respect to the Local Catalogs, the Lycos Catalog and the Licensed Software for such Local Searchservice as may be identified by Lycos or as may be identified by Licensee and communicated by Licensee to Lycos. When any Local Searchservice has achieved Commercial Readiness, as jointly determined by Lycos and Licensee in their reasonable commercial judgment, the Staging Period for such Local Searchservice shall terminate. In the event that, notwithstanding the good faith efforts of the parties, the parties have not jointly determined within 180 days after the Effective Date that the Initial English Version and the Initial Chinese Version have achieved Commercial Readiness, either party may terminate this Agreement by written notice to the other.

                  6.3 INITIAL PUBLIC ACCESS AND LAUNCH. Upon termination of the Staging Period with respect to any Local Searchservice by joint determination of the parties that such Local Searchservice has achieved Commercial Readiness, Lycos shall make the Local Catalog, the Lycos Catalog and the Licensed Software, each as then existing, for such Local Searchservice available for use on the servers which will be used to support the appropriate Local Site, either by installation thereon if such servers are then located in the United States or by transmission to Licensee by File Transfer Protocol or Federal Express, as Lycos may determine in its discretion, if such servers are then located outside the United States. Within sixty (60) days after Lycos has completed such installation or transmission to Licensee, Licensee shall announce to the public the commencement of such Local Searchservice at the appropriate Local Site, making due allowance for the development of a well-considered plan for the commercial launch and initial marketing of such Local Searchservice.

         7. LOCAL CONTENT AND LOCALIZATION.

                  7.1 LOCAL CONTENT. Licensee acknowledges that the displayable content available through access to the Local Catalog, the Lycos Catalog and the Licensed Software for any Local Searchservice will be limited to the content of the Local Catalog and the Lycos Catalog and displays relating directly to navigation, search and directory functions. Licensee shall design and develop local content, including both information and advertising, customized for the market in each country in the Territory and combine such local content with the displayable content available through access to the Local Catalog, the Lycos Catalog and the Licensed Software for each Local Searchservice, all in a manner and format substantially similar to the Lycos Searchservice.

                  7.2 LOCALIZATION. Licensee shall be responsible, at its expense, for all translation and other localization work (other than modification of the Local Catalogs, the Lycos Catalog and the Licensed Software) required in order to develop the Local Searchservices.

         8. TRANSFER OF OPERATIONS.

                  8.1 INITIAL OPERATIONS. Initially, Lycos shall operate and maintain the Local Searchservices for Licensee using dedicated equipment purchased or leased by Licensee and installed and located in the United States. Licensee shall reimburse Lycos for all reasonable costs (including indirect costs and overhead) reasonably incurred by Lycos in operating and maintaining the Local Searchservices for Licensee, including without limitation costs incurred in preparing to commence such operation and maintenance, but excluding all costs expressly agreed to be borne by Lycos under this Agreement.

                  8.2 TRANSFER OF OPERATIONS. When and as feasible, as determined and agreed by Lycos and Licensee, Lycos shall transfer the operation and maintenance of the Local Searchservices from Lycos to Licensee, and, in connection with such transfer, the equipment referred to in Section 8.1 shall be shipped by Lycos, at Licensee's expense, to a site in the Territory as determined by mutual agreement between Lycos and Licensee.

         9. TRAINING AND TECHNICAL ASSISTANCE.

                  9.1 INITIAL TRAINING. Within three (3) months after the Effective Date, Lycos shall, at times reasonably convenient to Lycos and Licensee, provide training at Lycos' principal place of business in the United States for up to five (5) technical trainees who are employees of Licensee, for a total of not more than three (3) man months, provided that the cost of travel, food and lodging for such technical trainees shall be borne by Licensee, or, at the option of Licensee, Lycos shall provide training at a location in Singapore designated by Licensee for technical trainees who are employees of Licensee, provided that the cost of travel, food and lodging for the Lycos trainers shall be borne by Licensee.

                  9.2 INITIAL TECHNICAL ASSISTANCE. For a period of three (3) months after the date of the commercial launch of any Local Searchservice, Lycos shall, with respect to such Local Searchservice, provide to Licensee, without charge, such technical assistance as Licensee may reasonably require to operate and maintain such Local Searchservice at a performance level commensurate with the performance of the Lycos Searchservice.

                  9.3 SUBSEQUENT TECHNICAL ASSISTANCE. After the expiration of the period referred to in Section 9.1, Lycos shall, with respect to the relevant Local Searchservice, provide to Licensee such technical assistance as Licensee may reasonably require to operate and maintain such Local Searchservice at a performance level commensurate with the performance of the Lycos Searchservice, and Licensee shall compensate Lycos for such technical assistance in accordance with the most favorable rates offered by Lycos to its customers for providing such services.

         10. UPDATES.

                  10.1 CATALOG UPDATES. Lycos shall provide to Licensee updates to (a) the Lycos Catalog when and as such updates are made accessible through the Lycos Searchservice, and (b) the Local Catalogs at the same intervals as, and as soon as practical after, updates of the Lycos Catalog are made accessible through the Lycos Searchservice. Licensee shall reimburse Lycos for its actual costs incurred in generating such updates. Until operations are transferred by Lycos to Licensee pursuant to Section 8.2, such updates shall be made available on the equipment through which the Local Catalogs and the Lycos Catalog are made available by Lycos to Licensee. After operations are transferred by Lycos to Licensee pursuant to Section 8.2, such updates shall be made available by File Transfer Protocol or by Federal Express, as Lycos may determine. Lycos shall promptly notify Licensee each time any updates of the Lycos Catalog or the Local Catalogs are made available.

                  10.2 LICENSED SOFTWARE UPDATES. Lycos shall provide to Licensee, without charge, updates to (including entirely new versions of) the Licensed Software at the same intervals as, and as soon as practical after, updates of the Lycos Software and the Directory Software become available. Until operations are transferred by Lycos to Licensee pursuant to Section 8.2, such updates shall be made available by Lycos to Licensee on the equipment through which the Lycos Software and the Directory Software are made available by Lycos to Licensee, and Lycos shall promptly notify Licensee each time any such update is made available. After operations are transferred by Lycos to Licensee pursuant to Section 8.2, such updates shall be made available by Lycos to Licensee by File Transfer Protocol or by Federal Express, as Lycos may determine. At the time Lycos makes available to Licensee any updates to the Licensed Software, Lycos shall notify Licensee of the changes to the Licensed Software effected by such updates.

         11. DUTIES OF LICENSEE.

                  11.1 ROLL-OUT SCHEDULE.

                           (a) Unless otherwise agreed between Lycos and
Licensee, and, for so long as the Joint Venture Agreement remains in effect, between Lycos and SingTel, Local Searchservices shall be initiated first in Tier One Countries, then in Tier Two Countries and finally in Tier Three Countries. Subject to Section 11.2 (b), any of the Tier One Countries for which the Service is not initiated on or before September 30, 2000, any of the Tier Two Countries for which the Service is not initiated on or before December 31, 2000, and any of the Tier Three Countries for which the Service is not initiated on or before March 31, 2001 shall thereupon be automatically excluded from the Territory and from the license granted under Section 2.1. Lycos and Licensee shall cooperate in establishing a reasonable roll-out schedule for Local Catalogs and Local Searchservices in languages other than English, traditional Chinese and simplified Chinese.

                           (b) If the Licensee fails to meet the deadline set
forth in Section 11.1(a) with respect to any country included in the Territory and such failure is solely attributable to (i) events beyond the control of Licensee, including without limitation acts of God, war, invasion, rebellion, revolution, insurrection, civil commotion, civil war, acts of government, earthquakes, fire, lightning, storms, floods, unusually severe weather conditions, natural disasters, strikes, lockouts, boycotts, labor disputes, terrorism, sabotage, arson, and the like, (ii) the failure of the Licensee (or any Licensee Affiliate established for such country), notwithstanding its diligent efforts, to obtain from any government, regulatory or administrative body any license, approval or permit required with respect to such country, or
(iii) the failure of Lycos to timely perform its obligations under this Agreement, then such deadline shall be extended by a reasonable period of time having regard to the circumstances of the delay.

                  11.2 TRAFFIC REPORTS.

                           (a) Commencing on the fifth business day of the month
immediately following the month in which operations are transferred by Lycos to Licensee pursuant to Section 8.2, and continuing on the fifth business day of each month thereafter during the term of this Agreement, Licensee shall, for itself and for each Licensee Affiliate, provide to Lycos via electronic mail a file, in standard common log file format, containing a complete and detailed record for the prior month of (a) user accesses (click stream data) to the Licensed Software, (b) the total number of advertising impressions possible, (c) advertising impressions filled expressed as a percentage of advertising impressions possible, and (d) the number of specific advertisements placed by each advertiser, indicating whether such advertisements are rotational, static or keyword based.

                           (b) Commencing on the second business day of the week
immediately following the week in which the operations are transferred by Lycos to Licensee pursuant to Section 8.2, and continuing on the second business day of each week thereafter during the term of this Agreement, Licensee shall, for itself and for each Licensee Affiliate, provide to Lycos via electronic mail a report summarizing the previous week's daily traffic to each Local Site.

                  11.3 DATABASE TRANSFERS. Commencing on the fifth business day of the month immediately following the month in which operations are transferred by Lycos to Licensee pursuant to Section 8.2, and continuing on the fifth business day of each month thereafter during the term of this Agreement, Licensee shall, for itself and for each Licensee Affiliate, provide to Lycos via electronic mail an updated database containing the names of the registered users of any e-mail, web community or other service offered by Licensee and Licensee Affiliates under license from Lycos or any of its Affiliates, together with such other information regarding such users as Lycos may specify from time to time. The content of the database and all other information regarding such users shall be jointly owned by Lycos, SingTel and Licensee.

                  11.4 COMPLIANCE WITH LAW. Licensee shall operate and maintain the Local Searchservice for each country in the Territory in compliance with all applicable laws, rules and regulations of any relevant Regulatory Body.

                  11.5 STANDARD OF OPERATION. Licensee shall operate and maintain the Local Searchservices in a manner which is consistent with the quality standards of Lycos and which meets or exceeds the response performance standards of the Lycos Searchservice, subject to compliance by Lycos with its obligations under Section 9 and Section 10.

                  11.6 LYCOS APPROVAL OF SAMPLE MATERIALS. Lycos shall have the right to approve, prior to distribution, samples of all hard copy advertising and promotional materials developed by Licensee (or any Licensee Affiliate) and using any of the Licensed Brands or the Licensed Marks. Lycos shall be deemed to have given such approval in the event such samples are approved by the Chief Operating Officer of Licensee.

                  11.7 PRIVACY POLICY. In connection with each Local Searchservice, Licensee agrees to implement a privacy policy consistent with that utilized by Lycos in connection with the Lycos Searchservice and posted at www.lycos.com, with such modifications as may be required by applicable local law.

         12. LEAKAGE. With respect to all internet traffic which is incoming to and websites linked to on a networked basis and which originates from any country in the Territory for which the Local Searchservice has been initiated, Lycos shall automatically redirect such traffic to the appropriate website at which the Local Searchservice is offered for such country, except that and websites linked to on a networked basis shall be accessible through links maintained at the Local Sites. In addition, with respect to all internet traffic which is incoming to and websites linked to on a networked basis and which originates from any country outside the Territory from a user identifiable as a user whose normal access would be from a country in the Territory for which the Local Searchservice has been initiated, Lycos shall automatically redirect such traffic to the appropriate Local Site at which the Local Searchservice is offered for such country

         13. ADDITIONAL PROPERTIES.

                  13.1 LICENSEE'S RIGHT OF FIRST REFUSAL. Lycos agrees that neither Lycos nor any of its Affiliates will grant to any third party, or itself exercise, any right or license to offer, operate or maintain any Additional Properties at a website including a country designation for any country in the Territory or at any other website which specifically targets residents in any country in the Territory unless Lycos or such Affiliate first offers to grant to Licensee, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such Additional Property at the Local Sites together with the Local Searchservice and Licensee shall have failed to accept such offer within sixty (60) days after such offer is made, or, notwithstanding the good faith efforts of the parties, shall have failed to enter into a mutually acceptable license agreement with Lycos or such Affiliate within ninety (90) days after such offer is made.

                  13.2 LICENSEE'S ACQUISITION OF THIRD PARTY PROPERTIES. Licensee shall not acquire from a party other than Lycos or any of its Affiliates any Third Party Properties which are similar or identical to any Additional Properties of Lycos or any of its Affiliates not then licensed to Licensee unless Licensee first offers to acquire from Lycos or such Affiliate, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such Additional Property at the Local Sites and Lycos or such Affiliate shall have failed to accept such offer within sixty (60) days after such offer is made, or, notwithstanding the good faith efforts of the parties, shall have failed to enter into a mutually acceptable license agreement with Licensee within ninety (90) days after such offer is made.

         14. [***]

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         15. TAXES. In the event the Singapore government imposes any withholding taxes on any amounts payable by Licensee to Lycos under this Agreement, including without limitation any royalty payment to be made by Licensee to Lycos under Section 14, Lycos shall bear all such withholding taxes and Licensee shall deduct the amount of such withholding taxes from the amount of such payments, remit such taxes to the appropriate taxing authority, and remit the balance of such payments, together with evidence of the remittance of such tax to the appropriate taxing authority, to Lycos.

         16. RIGHTS IN INTELLECTUAL PROPERTY.

                  16.1 RESERVATION OF RIGHTS. Except as otherwise expressly set forth in this Agreement, no right, title or interest in or to the Local Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software, the Licensed Property, the Licensed Brands, the Licensed Marks, the Lycos Enhancements, the Local Searchservices or in any domain name including the name "Lycos," or any variant thereof or combination therewith, or in or to any other intellectual property, shall pass to Licensee under this Agreement. Without limiting the foregoing, no right or license is granted or shall pass to Licensee with respect to any web-crawler or spidering technology used to index and catalog web sites on the Internet, or to the Lycos Software, the Directory Software or any patents, copyrights, knowhow, software or other rights or property relating to any such technology.

                  16.2 LYCOS ENHANCEMENTS. All ownership and other rights in and to the Lycos Enhancements shall vest in and inure to the benefit of Lycos. Upon request, Licensee shall execute all such documents, including without limitation documents of assignment, and take all such steps and render all such assistance as may be necessary to assure to Lycos its rights under this Section 16.2.

                  16.3 JOINT ENHANCEMENTS. All ownership and other rights in and to Joint Enhancements shall vest in and inure to the benefit of Lycos and Licensee jointly. Each party shall have the right to use Joint Enhancements, but neither party shall have the right to license Joint Enhancements without the prior written consent of the other party.

                   16.4 LICENSEE ENHANCEMENTS. All ownership and other rights in and to the Licensee Enhancements shall vest in and inure to the benefit of Licensee. Licensee hereby grants to Lycos a royalty-free, non-exclusive, worldwide (other than with respect to the Territory) license, with the right to sublicense, to use the Licensee Enhancements in connection with the Lycos Searchservice or otherwise.

                  16.5 NO REGISTRATION BY LICENSEE. Licensee shall not, in any country in the Territory or in any other jurisdiction, make any patent, trademark, service mark or copyright registration or application for registration with respect to any intellectual property owned or licensed by Lycos, including without limitation the Local Catalogs, the Lycos Catalog, the Lycos

Directory, the Licensed Software, the Licensed Property, the Licensed Brands, the Licensed Marks or the Lycos Enhancements, or, except as otherwise provided in Section 3, with respect to any domain name which includes the name "Lycos," or any variant thereof or combination therewith.

                  16.6 BENEFIT. All use of the Licensed Property shall inure to the benefit of Lycos, or, as applicable, its licensors.

         17. MARKING.

                  17.1 MARKING OF MATERIALS. Licensee shall, in accordance with the applicable laws of the countries in the Territory, include any appropriate patent, trademark and copyright markings and notations in all marketing, advertising, promotional and other materials which are used in such countries and which refer to the Licensed Property or the Licensed Marks. Without limiting the foregoing, if the name "Lycos" appears in any such materials, such materials shall include the following statement: "Lycos-REGISTERED- is a registered trademark of Carnegie Mellon University in the United States of America [, the country where used if registered as a trademark in such country] and other countries. All Rights Reserved."

                  17.2 MARKING OF ENTRY SCREEN. Subject to applicable local law, the following statement shall appear on the entry screen of the Local Searchservices and at the bottom of each search result, in a font no smaller than the font for the main text used in the relevant Local Searchservice and otherwise in such manner as Lycos may specify to Licensee from time to time:

                                "-C-1995-____ Lycos, Inc.
                       Lycos-REGISTERED- is a registered trademark of Carnegie Mellon University in the United States of America [, the country for which such Local Searchservice is offered if registered as a trademark in such country] and other countries. All Rights Reserved."

         18. RIGHT TO LICENSE, PROTECTION OF RIGHTS AND INFRINGEMENT.

                  18.1 RIGHT TO LICENSE. Lycos hereby represents and warrants to Licensee that:

                           (a) Lycos owns and will own, or is and will be a
licensee (with the right to grant sublicenses) of, the Local Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software and the Licensed Property made available or to be made available by Lycos to Licensee under this Agreement, and has the right and authority to grant the rights and licenses with respect thereto set forth in Section 2.1; and

                           (b) "Lycos" is a registered trademark of Carnegie
Mellon University in the United States of America and in the countries in the Territory indicated on the attached EXHIBIT B, trademark registrations for the name "Lycos" are pending in the countries in the Territory indicated on the attached EXHIBIT B, Lycos has requested Carnegie Mellon University to file trademark applications for the trademark "Lycos" in all other countries in the Territory and has undertaken to bear all expenses relating thereto, and Lycos, as licensee, has the right and authority to grant the rights and licenses with respect to the Licensed Marks set forth in Section 2.1.

                  18.2 MAXIMUM LIABILITY. [***]

                  18.3 LICENSED BRANDS. Lycos agrees to use reasonable commercial efforts to cause trademark applications for registration of the name "Lycos" to be filed in each country in the Territory where no such application has been filed as of the date of this Agreement, it being understood that Carnegie Mellon University is the owner of the name "Lycos" and that Lycos is accordingly very limited as to the reasonable commercial efforts it can make to cause such trademark applications to be filed. LYCOS MAKES NO REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE OWNERSHIP, THE RIGHT OF LYCOS TO LICENSE OR THE RIGHT OF LICENSEE TO USE THE LICENSED BRANDS IN ANY COUNTRY IN ANY COUNTRY IN THE TERRITORY, AND GIVES NO ASSURANCE THAT ANY OF THE LICENSED BRANDS CAN OR WILL BE REGISTERED AS REGISTERED TRADEMARKS IN ANY COUNTRIES IN THE TERRITORY.

                  18.4 INFRINGEMENT ON RIGHTS OF THIRD PARTIES.

                           (a) In the event Licensee's use of the Local
Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software and the Licensed Property in accordance with the provisions of this Agreement and in the form in which provided by Lycos to Licensee is determined to infringe on the rights of any third party, Lycos shall, at its own expense and in its sole discretion, (a) procure for Licensee the right to continue such use, (b) replace the infringing item with a non-infringing item, or (c) modify the infringing item to make it non-infringing; provided, however, that the liability of Lycos to Licensee for any breach by Lycos of this Section 18.4(a) shall be subject to the applicable liability limit set forth in Section 18.2.

                           (b) Subject to the applicable liability limit set
forth in Section 18.2, Lycos shall indemnify and hold Licensee harmless from and against all losses, damages and liabilities resulting from the actual infringement of the Local Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software, the Licensed Property, the Licensed Brands or the Licensed Marks on the rights of third parties; provided, however, that this indemnification shall not apply to any continued use of the Licensed Brands or the Licensed Marks in any country in the Territory after Licensee is put on notice or otherwise becomes aware that use of the Licensed Brands or the Licensed Marks in such country infringes on the rights of a third party.

                  18.5 INDEMNIFICATION BY LICENSEE. Lycos shall not have any obligation or liability to Licensee for any infringement of the Local Directory on the rights of third parties, or any infringement of the Local Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software and the Licensed Property on the rights of third parties if such infringement is attributable to modifications thereto made by Licensee with or without the consent of Lycos, and, subject to the applicable liability limit set forth in Section 18.2, Licensee shall indemnify and

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION hold Lycos harmless from and against all losses, damages or liabilities resulting from any actual infringement resulting from such modifications.

                  18.6 INFRINGEMENT BY THIRD PARTIES. In the event Licensee becomes aware of any infringement by any third party on the rights and licenses granted by Lycos to Licensee under this Agreement, Licensee shall promptly notify Lycos of any such infringement. Lycos may, but shall not be obligated to, take such action against such infringement as Lycos may deem appropriate.

         19. YEAR 2000 WARRANTY. Lycos hereby represents and warrants to Licensee that the Licensed Software will perform its functions and properly access the Local Catalogs without interruption or failure by reason of the calendar year in which used, whether before, during or after the year 2000, or by reason of errors in date processing, date recognition or other date dependent functions, provided that all other products used in combination with the Licensed Software and the Local Catalogs, including without limitation operating systems and other software, properly exchange data with the Licensed Software. In the event of any breach of the foregoing warranty, Lycos shall, as Licensee's sole remedy, modify the Licensed Software so as to comply with the foregoing warranty.

         20. WARRANTY DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS
18.1 AND 19, LYCOS MAKES NO WARRANTIES TO LICENSEE OF ANY KIND, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ALL OF WHICH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

         21. CONFIDENTIALITY.

                  21.1 CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of two (2) years after any expiration or termination of this Agreement, each party shall keep strictly confidential, and shall not disclose, any confidential information of the other party received under or in connection with this Agreement, including without limitation any information, written or oral, relating to customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development; provided, however, that confidential information shall not include, and the disclosure restrictions of this Section 21.1 shall not apply to, any information received by either party from the other which:

                           (a) was already known to the recipient at the time of
receipt;

                           (b) was at the time of receipt, or thereafter
becomes, freely and generally available to the public through no wrongful act of the recipient;

                           (c) is rightfully received by the recipient from a
third party legally entitled to disclose such information free of confidentiality restrictions;

                           (d) is disclosed by the recipient pursuant to the
order of any court or in connection with any legal proceeding commenced by or against the recipient, provided that prior to any such disclosure the recipient shall give the other party a reasonable opportunity to seek a protective order with respect to any such disclosure; or

                           (e) is disclosed by the recipient, or any Affiliate
of the recipient, as required under any applicable securities laws Upon the expiration or termination of this Agreement, either party shall either destroy or return to the other party all memoranda, notes, records, reports and other documents (including all copies thereof) containing any confidential information of such other party and in such other party's possession or under its control at the time of such expiration or termination, and shall give written certification of compliance with this paragraph to such other party.

                  21.2 PRESS RELEASES AND ANNOUNCEMENTS. Neither party shall issue any press releases or public announcements relating to this Agreement, the transactions contemplated by this Agreement or the business of Licensee without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except that each party shall be permitted to issue any press releases or publicity statements (whether or not approved by the other party) to the extent required by any applicable securities laws, and Lycos shall have the right to issue press releases and make public announcements relating to its products, services and plans.

         22. TERM AND TERMINATION.

                  22.1 TERM. Unless sooner terminated as provided in Section 6.2, Section 22.2, Section 22.3 or Section 22.4 the term of this Agreement shall commence from the Effective Date and continue until the dissolution of Licensee.

                  22.2 AUTOMATIC TERMINATION. This Agreement is subject to automatic termination upon the making of any order by the High Court of the Republic of Singapore for the winding up or judicial management of the Company, or the passing of any special resolution by the shareholders of the Company for the winding up or liquidation of the Company.

                  22.3 TERMINATION BY LYCOS. Lycos may terminate this Agreement by written notice to Licensee in the event Licensee fails to make any installment payment of royalties when and as due, or in the event Licensee ceases to conduct business for a period of not less than sixty (60) consecutive days, and such failure or cessation of business continues for thirty (30) days after written notice thereof is given by Lycos to Licensee.

                  22.4 TERMINATION BY LICENSEE. Licensee may terminate this Agreement in the event Lycos materially breaches this Agreement and such breach, if susceptible of cure, remains uncured for thirty (30) days after Licensee gives written notice of such breach to Lycos.

                  22.5 EFFECT OF TERMINATION. The expiration or termination of this Agreement shall not affect any payment obligations of either party to the other accrued or otherwise existing as of the date of such expiration or termination. Upon the expiration or termination of this Agreement for any reason, all of the rights and licenses granted under Section 2.1, and any sublicenses granted pursuant to this Agreement, shall terminate, and Licensee shall immediately (a) cease any use of the Licensed Brands, the Licensed Marks, the Licensed Property, the Local Catalogs, the Lycos Catalog, the Lycos Directory, the Licensed Software and the Lycos Enhancements, (b) either return to Lycos or destroy all embodiments thereof, and (c) certify to Lycos in writing that Licensee has complied with the requirements of clauses (a) and (b) of this
Section 22.5.

                  22.6 SURVIVAL. The provisions of Sections 16 and 21 shall survive any expiration or termination of this Agreement.

         23. MISCELLANEOUS.

                  23.1 COSTS. Except as may be otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in carrying out its obligations under this Agreement.

                  23.2 LATE PAYMENTS. All amounts payable by either party to the other party under this Agreement shall be due and payable within thirty (30) days after the date of invoice. If any payment is not received within thirty
(30) days after the date of invoice, interest will be imposed on such amount from the date due until paid in full at a rate of one percent (1%) per month.

                  23.3 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:

                           If to Lycos:     Lycos, Inc.
                                            400-2 Totten Pond Road
                                            Waltham, MA 02154, U.S.A
                                            Attention:  General Counsel
                                            Telephone:  (781) 370-2700
                                            Facsimile:  (781) 370-2600


                           With a copy to:  Coudert Brothers
                                            1055 West 7th Street, 20th Floor
                                            Los Angeles, CA 90017, U.S.A.
                                            Attention:   Richard G. Wallace
                                            Telephone:   (213) 688-9088
                                            Facsimile:   (213) 689-4467

                           If to Licensee:  Lycos Asia Pte Ltd
                                            ---------------------------
                                            ---------------------------
                                            Attention:
                                                        ---------------
                                            Telephone:
                                                        ---------------
                                            Facsimile:
                                                        ---------------

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 23.3.

                  23.4 ASSIGNMENT. Neither party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities (a) by a party to any Affiliate, or (b) in connection with any merger or other transaction, regardless of its form, in which all or substantially all of the assets of either party are acquired.

                  23.5 ENTIRE AGREEMENT. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

                  23.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

                  23.7 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  23.8 ARBITRATION. In the event any dispute arises between Lycos and Licensee with respect to any matter arising out of or relating to this Agreement which cannot be amicably resolved, such dispute shall be submitted to the London Court of International Arbitration for binding arbitration in accordance with the UNCITRAL arbitration rules as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 23.8 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

                  23.9 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of England except that each party shall have the right in its capacity as a disclosing party to enforce the provisions of Section 21 under either the laws of the State of Massachusetts or the laws of England. For all purposes relating to the enforcement of Section 21, the parties shall submit to the non-exclusive jurisdiction of the Courts of Singapore and the federal and state courts located in the State of Massachusetts provided that in any matter brought before the federal and state courts located in the State of Massachusetts the parties irrevocably waive all rights to a jury trial.

                  23.10 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

                  23.11 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

                  23.12 CONTROLLING LANGUAGE. This Agreement has been prepared, negotiated and signed in English, and English is the controlling language of this Agreement.

                  23.13 THIRD PARTY BENEFICIARY. This Agreement is not intended to and does not confer any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement.


                  23.14 BINDING EFFECT. Subject to Section 23.4, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             LYCOS, INC.,
                             a corporation organized under the laws of Delaware, USA

                             By:
                             Its:

                             LYCOS ASIA PTE LTD,
                             a company organized under the laws of  Singapore

                             By:
                             Its:

                                    EXHIBITS


         EXHIBIT A:        Licensed Software
         EXHIBIT B:        Licensed Brands and Marks

                                    EXHIBIT A


                                     [****]



                                    EXHIBIT B


1.       LICENSED BRANDS

         The Licensed Brands are as follows:

         (a)      Lycos
         (b)      Go Get It


2.       LICENSED MARKS

         The Licensed Marks are as follows:

         Currently none


3.       TRADEMARK REGISTRATIONS FOR LYCOS IN THE TERRITORY

         The trademark registrations for "Lycos" in the Territory are as follows:


        *** A CONFIDENTIAL PORTION OF THE
        MATERIAL HAS BEEN OMITTED AND FILED
        SEPARATELY WITH THE SECURITIES AND
        EXCHANGE COMMISSION.

         Currently none


4.       PENDING TRADEMARK APPLICATIONS FOR LYCOS IN THE TERRITORY

         The pending trademark applications for "Lycos" in the Territory are as follows:

         (a)      China             -       filed 10/21/97, published 11/21/98
         (b)      Hong Kong         -       filed 10/07/97
         (c)      Singapore         -       filed 08/22/97

                                                                   Exhibit 10.29
                                    EXHIBIT C
                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of _____________, 1999 by and between TRIPOD, INC., a corporation organized under the laws of the State of Delaware, United States of America ("Lycos"), and LYCOS ASIA PTE LTD, a corporation organized under the laws of Singapore ("Licensee").

                                    RECITALS

         A. Tripod owns or licenses from third parties certain rights relating to the Tripod Service (as defined below).

         B. Licensee desires to offer local versions of the Tripod Service in the various countries in the Territory (as defined below), as customized for the market in each such country.

         C. On the terms and subject to the conditions hereafter set forth, Licensee desires to obtain from Tripod, and Tripod is willing to grant to Licensee, the rights and licenses described below.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

                  "Additional Properties shall mean, as to Tripod, any service or feature from time to time offered by Tripod at which Tripod is free to license to third parties.

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such Person, where such control is through the ownership of voting securities, except that, in any event, a Licensee Affiliate shall not constitute an Affiliate of Tripod or SingTel for any purpose under this Agreement and any third party which may hereafter acquire control of Lycos shall not constitute an Affiliate of Tripod for any purpose under this Agreement.

                  "Commercial Readiness" shall mean, with respect to any Local Service, the performance of such Local Service at a performance level commensurate with the performance of the Tripod Service.

                  "Derivative Works" shall mean all Enhancements which are "derivative works," as such term is defined in the U.S. Copyright Act (17 U.S.C.
Section 101 et seq.).

                  "Enhancements" shall mean all enhancements, improvements, additions or modifications to the Licensed Software, the Licensed Property or the Local Services, of whatever type or nature, whether created or developed solely by Tripod or its Affiliates, agents, consultants or independent contractors, solely by Licensee or its Affiliates, agents, consultants or independent contractors, or jointly by Tripod or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

                  "Effective Date" shall mean the date of this Agreement as set forth in the preamble hereof.

                  "Internet" shall mean the global computer network comprised of multiple interconnected computer networks commonly and collectively referred to as the "internet," as the same may exist from time to time.

                  "Initial Chinese Version" shall mean the first Local Service in either traditional Chinese language or simplified Chinese language to achieve Commercial Readiness.

                  "Initial English Version" shall mean the first Local Service in the English language to achieve Commercial Readiness.

                  "Initial Local Services" shall mean Local Services in English, traditional Chinese and simplified Chinese, for use in the Tier One Countries.

                  "Joint Enhancements" shall mean any Enhancements which are not Derivative Works and which are created or developed jointly by Tripod or its Affiliates, agents, consultants or independent contractors, on one hand, and Licensee or its Affiliates, agents, consultants or independent contractors, on the other hand.

                  "Joint Venture Agreement" shall mean the Joint Venture Agreement dated as of September __, 1999 by and between Lycos and SingTel.

                  "Licensed Brands" shall mean the brand names, logos and word phrases listed in the attached EXHIBIT B, and any other brand names, logos and word phrases which Tripod hereafter uses specifically in connection with the Tripod Service, to the extent such brand names, logos or word phrases are not registered as trademarks or service marks in countries in the Territory.

                  "Licensed Marks" shall mean the registered trademarks and service marks listed in the attached EXHIBIT B, and any other brand name, logo or word phrase hereafter used by Tripod specifically in connection with the Tripod Service (including without limitation any Licensed Brand) and registered by Tripod (or a third party which grants Tripod the right to use or grant licenses to use any such other brand name, logo or word phrase) as a trademark or service mark in any country in the Territory.

                  "Licensed Property" shall mean the Licensed Technology and all rights in patents, copyright, proprietary information or other intellectual property recognizable under applicable law in the Territory derived from or pertaining to the Licensed Software, the Licensed Technology, the Local Services or the Tripod Enhancements.

                  "Licensed Software" shall mean the Tripod Software, enabled as necessary to handle double-byte characters, and all relevant application programming interfaces, as the Tripod Software and the relevant application programming interfaces are modified or supplemented to support the Local Services, and as thereafter modified, supplemented, updated or replaced (by software developed by Tripod) from time to time.

                  "Licensed Technology" shall mean all inventions, ideas, knowhow, expertise, trade secrets and proprietary information now or hereafter used by Tripod in connection with the Licensed Software.

                  "Licensee Affiliate" shall mean a corporation or other entity of which Licensee owns, directly or indirectly, at least 50% of all of the issued and outstanding shares or other voting ownership interests, and which has been established pursuant to, and in compliance with the applicable requirements of, the Joint Venture Agreement.

                  "Licensee Enhancements" shall mean any Enhancements, including compilations, which (a) are not Derivative Works, and (b) are created or developed solely by Licensee or its Affiliates, agents, consultants or independent contractors (other than Tripod) without breaching any provision of this Agreement.

                  "Local Service" shall mean, with respect to a country in the Territory, a local version of the Tripod Service, as customized for such country and in English and/or a principal language of such country, and "Local Services" shall mean, collectively, all of the Local Services for the various countries in the Territory.

                  "Local Site" shall mean, with respect to a country in the Territory, the Internet site or sites through which the Local Service for such country is from time to time made available to users, the domain name for which Local Site shall include the name "Tripod" and the appropriate country designation for such country, and "Local Sites" shall mean, collectively, all of the Local Sites for the various countries in the Territory.

                  "Lycos" shall mean Lycos, Inc., a Delaware corporation.

                  "Person" shall mean a natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, unincorporated organization, joint stock company, trust, estate, Regulatory Body or other entity.

                  "Regulatory Body" shall mean any national, state, municipal, local or other governmental body or authority, or any quasi-governmental or private body exercising any regulatory authority, including any subdivision or agency thereof.

                  "Roll-Out Schedule" shall mean the roll-out schedule for Local Services in languages other than English, traditional Chinese and simplified Chinese established pursuant to Section 11.1(a).

                  "SingTel" shall mean Singapore Telecommunications Limited, a corporation organized under the laws of Singapore.

                  "Staging Period" shall mean, with respect to any Local Service, the period commencing from the date Tripod makes the Licensed Software for such Local Service available to Licensee under Section 6.1 and ending upon the determination of the parties under Section 6.2 that such Local Service has achieved Commercial Readiness.

                  "Territory" shall mean the Tier One Countries, the Tier Two Countries and the Tier Three Countries.

                  "Third Party Properties" shall mean, as to any party other than Tripod or any of its Affiliates, any service or feature from time to time offered by such party at an Internet site.

                  "Tier One Countries" shall mean Singapore, Hong Kong, Peoples' Republic of China, Taiwan, Malaysia and India.

                  "Tier Two Countries" shall mean Thailand, Philippines and Brunei.

                  "Tier Three Countries" shall mean Indonesia, Vietnam, Laos, Myanmar and Cambodia.

                  "Tripod Enhancements" shall mean any Enhancements which are
(a) Derivative Works, or (b) created or developed solely by Tripod or its Affiliates, agents, consultants or independent contractors.

                  "Tripod Service" shall mean the "website community" service offered by Tripod at www.tripod.com, featuring a homepage building service and opportunities for users to interact.

                  "Tripod Software" shall mean all computer software used by Tripod as of the date of this Agreement in connection with the Tripod Service, and performing the functionality described in the attached EXHIBIT A.

         2. LICENSE.

                  2.1 GRANT OF LICENSE. On the terms and subject to the conditions of this Agreement, Tripod hereby grants to Licensee the following rights and licenses:

                           (a) the exclusive right and license to provide,
operate and maintain the Local Service for each country in the Territory at the Local Site for such country;

                           (b) the exclusive right and license to market,
promote and otherwise exploit, in each country in the Territory, the Local Service for such country offered at the Local Site for such country;

                           (c) the exclusive right and license to do the
following in connection with, and only in connection with, providing, operating and maintaining the Local Service for each country in the Territory at the Local Site for such country:

                                    (i) select, design and provide local content
for, and incorporate such local content into, each of the Local Services;

                                    (ii) market and sell, and attach and place
advertising content, materials and displays on, and/or linked to, the Internet webpages of the Local Services, including without limitation banners, still and/or animated displays, java applets or displays, hyperlinked material, and audio and/or video material, whether for a fee or otherwise, for the purposes of advertising and promoting any goods and/or services of Licensee or any third party;

                                    (iii) use the Licensed Brands, the Licensed
Property and the Lycos Enhancements; and

                                    (iv) use the Licensed Marks in the countries
in the Territory where such Licensed Marks are registered as trademarks.

                  2.2 EXCLUSIVITY. The rights and licenses granted under Section
2.1 are "exclusive" to the extent provided in this Section 2.2. Tripod shall not, during the term of this Agreement, grant to any third party, or itself exercise (other than for the benefit of Licensee), any right or license granted under Section 2.1 or any right or license to offer, operate or maintain any "website community" service offered under the brand name "Tripod" at a web site including a country designation for any country in the Territory or at any other website which specifically targets residents in any country in the Territory. Licensee acknowledges that, except as otherwise expressly provided in this
Section 2.2, Tripod is free to use or license the Licensed Brands, the Licensed Marks, the Licensed Property and the Tripod Enhancements.

                  2.3 RESTRICTIONS ON TRANSFER. Except as expressly permitted pursuant to and in accordance with Section 2.4, Licensee shall have no right to sell, assign, sublicense or otherwise transfer, whether voluntarily or involuntarily, any of the rights and license granted under Section 2.1.

                  2.4 SUBLICENSING.

                           (a) Subject to Section 2.4(b), Licensee shall have
the right to grant sublicenses under this Agreement for one or more countries in the Territory to a Licensee Affiliate established to exploit such country or countries (or, where applicable local law would prevent Licensee from directly or through a Licensee Affiliate exploiting any country or countries in the Territory, to a locally owned or controlled sublicensee located in such country or countries and reasonably acceptable to Tripod) without any obligation to pay Tripod any additional or increased royalty to Tripod by reason of any such sublicense.

                           (b) Tripod shall have the right to approve all of the
terms and conditions on which any sublicense is granted by Licensee to a sublicensee, which approval shall not be unreasonably withheld. Any sublicense granted by Licensee to a sublicensee shall be granted pursuant to a written sublicense agreement in form and substance acceptable to Tripod.

         3. DOMAIN NAMES.

                  3.1 OWNERSHIP OF DOMAIN NAMES. To the extent permitted under applicable local law and regulation, Licensee shall be the owner, for the ultimate benefit of Tripod, of domain names which include the name "Tripod" and which are the domain names of websites at which Licensee offers the Local Services ("Tripod Domain Names"). In the event Licensee is at any time not permitted under applicable local law and regulation to be the owner of any Tripod Domain Name, then a third party acceptable to Tripod and Licensee and permitted under applicable local law and regulation to be the owner of such Tripod Domain Name shall be designated to hold ownership of such Tripod Domain Name for the benefit of Licensee, and for the ultimate benefit of Tripod. Before any such Tripod Domain Name is registered in the name of Licensee or any third party, Licensee and/or such third party, as applicable, shall execute and deliver to Tripod such instruments or documents as Tripod may reasonably require to assure to Tripod its ultimate beneficial interest in such Tripod Domain Name. For the avoidance of doubt, for so long as Lycos or an Affiliate of Lycos is a shareholder of Licensee, Licensee shall have the right to use any Tripod Domain Names without charge, other than payment of registration and maintenance fees. Further, Licensee shall, as absolute owner, own all right, title and interest in, to and under all domain names (other than Tripod Domain Names) for all websites established and operated by the Licensee.

                  3.2 AVAILABILITY OF DOMAIN NAMES. Tripod makes no assurance or representation that the domain name comprised of "www.tripod" and the appropriate country designation is or will be available for any particular country in the Territory. In the event the domain name comprised of "www.tripod" and the appropriate country designation for any particular country in the Territory is not available at the time of the initial commercial launch of the Local Service for such country, Tripod and Licensee shall, by mutual agreement, select a domain name for such country which includes the name "Tripod" in combination with other letters or words. Tripod shall use reasonable efforts to procure for Licensee registration of domain names comprised of "www.tripod" and the appropriate country designation for any country in the Territory which have been registered by third parties, provided that Tripod shall not be required to commence litigation against any such third party or to make any payment to any such third party in an amount which Tripod considers to be unreasonable under the circumstances.

         4. LICENSED SOFTWARE. Tripod shall be solely responsible for (a) making any modifications or changes to the Tripod Software which may be necessary to develop or create Licensed Software capable of supporting the Local Services,
(b) updating the Licensed Software, and (c) maintaining and supporting, at Licensee's cost and expense (except as otherwise expressly provided herein), the Licensed Software. Licensee shall not, without the prior written approval of Tripod in each instance, modify or change the Licensed Software in any respect. Tripod shall initially make the Licensed Software for any Local Service available as provided in Section 5.1 and shall update the Licensed Software as provided in Section 9.2.

         5. INITIAL STAGING, TESTING, PROBLEM RESOLUTION, COMMERCIAL READINESS AND LAUNCH.

                  5.1 INITIAL STAGING. Within sixty (60) days after the Effective Date, Tripod shall make the Licensed Software, as then existing, for the Initial Local Services available for use on a staging server located in the United States, and shall inform Licensee how to access the Licensed Software for the Initial Local Services on such staging server. Thereafter from time to time in accordance with the Roll-Out Schedule, Tripod shall make the Licensed Software, each as then existing, for other Local Services available for use on a staging server located in the United States, and shall inform Licensee how to access the Licensed Software for such Local Services on such staging server.

                  5.2 TESTING, PROBLEM RESOLUTION AND COMMERCIAL READINESS. During the Staging Period for any Local Service, Tripod and Licensee shall conduct such tests of the Licensed Software for such Local Service as either party deems necessary or desirable, and Tripod shall, at Tripod's expense, use reasonable commercial efforts to resolve any material performance issues with respect to the Licensed Software for such Initial Local Service as may be identified by Tripod or as may be identified by Licensee and communicated by Licensee to Tripod. When any Local Service has achieved Commercial Readiness, as jointly determined by Tripod and Licensee in their reasonable commercial judgment, the Staging Period for such Local Service shall terminate. In the event that, notwithstanding the good faith efforts of the parties, the parties have not jointly determined within 180 days after the Effective Date that the Initial English Version and the Initial Chinese Version have achieved Commercial Readiness, either party may terminate this Agreement by written notice to the other.

                  5.3 INITIAL PUBLIC ACCESS AND LAUNCH. Upon termination of the Staging Period with respect to any Local Service by joint determination of the parties that such Local Service has achieved Commercial Readiness, Tripod shall make the Licensed Software, as then existing, for such Local Service available for use on the servers which will be used to support the appropriate Local Site, either by installation thereon if such servers are then located in the United States or by transmission to Licensee by File Transfer Protocol or Federal Express, as Tripod may determine in its discretion, if such servers are then located outside the United States. Within sixty (60) days after Tripod has completed such installation or transmission to Licensee, Licensee shall announce to the public the commencement of such Local Service at the appropriate Local

Site, making due allowance for the development of a well-considered plan for the commercial launch and initial marketing of such Local Service.

         6. LOCALIZATION AND MIRRORED SITES.

                  6.1 LOCALIZATION. Licensee shall be responsible, at its expense, for all translation and other localization work (other than modification of the Licensed Software) required in order to develop the Local Services.

                  6.2 IMPLEMENTATION OF MIRRORED SITES. Tripod shall use reasonable commercial efforts, using information collected from users of the Tripod Service, to identify any such users who are resident in the Territory and to compile and maintain a current list of such users and their e-mail addresses. Tripod shall take reasonable commercial steps to acquaint users of the Tripod Service who are listed on such list, as updated from time to time, with the availability of the Local Service and the opportunity to mirror at the Local Site homepages created using the Tripod Service and to link the mirrored homepage at the Local Site with the original homepage created using the Tripod Service. Tripod shall transfer to Licensee, in such manner as may be agreed to between Tripod and Licensee, the relevant data with respect to homepages created by users of the Tripod Service whose names appear on the list of Tripod users resident in the Territory as maintained by Tripod under this Section 6.2. Commencing for the month in which such mirrored sites are initially created, Tripod shall provide to Licensee monthly tracking information on transfers by users of the Tripod Service between homepages created using the Tripod Service and mirrored homepages at the Local Site. Tripod shall from time to time furnish to Licensee the e-mail addresses of the users of the Tripod Service listed on the list maintained by Tripod under this Section 6.2, provided that Licensee shall not disclose such e-mail addresses to any third party without the written consent of Tripod.

         7. TRANSFER OF OPERATIONS.

                  7.1 INITIAL OPERATIONS. Initially, Tripod shall operate and maintain the Local Services for Licensee using dedicated equipment purchased or leased by Licensee and installed and located in the United States. Licensee shall reimburse Tripod for all reasonable costs (including indirect costs and overhead) reasonably incurred by Tripod in operating and maintaining the Local Services for Licensee, including without limitation costs incurred in preparing to commence such operation and maintenance, but excluding all costs expressly agreed to be borne by Tripod under this Agreement.

                  7.2 TRANSFER OF OPERATIONS. When and as feasible, as determined and agreed by Tripod and Licensee, Tripod shall transfer the operation and maintenance of the Local Services from Tripod to Licensee, and, in connection with such transfer, the equipment referred to in Section 7.1 shall be shipped by Tripod, at Licensee's expense, to a site in the Territory as determined by mutual agreement between Tripod and Licensee.

         8. TRAINING AND TECHNICAL ASSISTANCE.

                  8.1 INITIAL TRAINING. Within three (3) months after the Effective Date, Tripod shall, at times reasonably convenient to Tripod and Licensee, provide training at Tripod's principal place of business in the United States for up to five (5) technical trainees who are employees of Licensee, for a total of not more than three (3) man months, provided that the cost of travel, food and lodging for such technical trainees shall be borne by Licensee, or, at the option of Licensee, Tripod shall provide training at a location in Singapore designated by Licensee for technical trainees who are employees of Licensee, provided that the cost of travel, food and lodging for the Tripod trainers shall be borne by Licensee.

                  8.2 INITIAL TECHNICAL ASSISTANCE. For a period of three (3) months after the date of the commercial launch of any Local Service, Tripod shall, with respect to such Local Service, provide to Licensee, without charge, such technical assistance as Licensee may reasonably require to operate and maintain such Local Service at a performance level commensurate with the performance of the Tripod Service.

                  8.3 SUBSEQUENT TECHNICAL ASSISTANCE. After the expiration of the period referred to in Section 8.1, Tripod shall, with respect to the relevant Local Service, provide to Licensee such technical assistance as Licensee may reasonably require to operate and maintain such Local Service at a performance level commensurate with the performance of the Tripod Service, and Licensee shall compensate Tripod for such technical assistance in accordance with the most favorable rates offered by Tripod to its customers for providing such services.

         9. LICENSED SOFTWARE UPDATES. Tripod shall provide to Licensee, without charge, updates to (including entirely new versions of) the Licensed Software at the same intervals as, and as soon as practical after, updates of the Tripod Software become available. Until operations are transferred by Tripod to Licensee pursuant to Section 7.2, such updates shall be made available by Tripod to Licensee on the equipment through which the Tripod Software is made available by Tripod to Licensee, and Tripod shall promptly notify Licensee each time any such update is made available. After operations are transferred by Tripod to Licensee pursuant to Section 7.2, such updates shall be made available by Tripod to Licensee by File Transfer Protocol or by Federal Express, as Tripod may determine. At the time Tripod makes available to Licensee any updates to the Licensed Software, Tripod shall notify Licensee of the changes to the Licensed Software effected by such updates.






         10. DUTIES OF LICENSEE.

                  10.1 ROLL-OUT SCHEDULE.

                           (a) Unless otherwise agreed between Tripod and
Licensee, and, for so long as the Joint Venture Agreement remains in effect, between Lycos and SingTel, the Service shall be initiated first in Tier One Countries, then in Tier Two Countries and finally in Tier Three Countries. Subject to Section 10.2 (b), any of the Tier One Countries for which the Service is not initiated on or before September 30, 2000, any of the Tier Two Countries for which the Service is not initiated on or before December 31, 2000, and any of the Tier Three Countries for which the Service is not initiated on or before March 31, 2001 shall thereupon be automatically excluded from the Territory and from the license granted under
Section 2.1. Tripod and Licensee shall cooperate in establishing a reasonable roll-out schedule for Local Services in languages other than English, traditional Chinese and simplified Chinese.

                           (b) If the Licensee fails to meet the deadline set
forth in Section 10.1(a) with respect to any country included in the Territory and such failure is solely attributable to (i) events beyond the control of Licensee, including without limitation acts of God, war, invasion, rebellion, revolution, insurrection, civil commotion, civil war, acts of government, earthquakes, fire, lightning, storms, floods, unusually severe weather conditions, natural disasters, strikes, lockouts, boycotts, labor disputes, terrorism, sabotage, arson, and the like, (ii) the failure of the Licensee (or any Licensee Affiliate established for such country), notwithstanding its diligent efforts, to obtain from any government, regulatory or administrative body any license, approval or permit required with respect to such country, or
(iii) the failure of Tripod to timely perform its obligations under this Agreement, then such deadline shall be extended by a reasonable period of time having regard to the circumstances of the delay.

                  10.2 TRAFFIC REPORTS.

                           (a) Commencing on the fifth business day of the month
immediately following the month in which operations are transferred by Tripod to Licensee pursuant to Section 7.2, and continuing on the fifth business day of each month thereafter during the term of this Agreement, Licensee shall, for itself and for each Licensee Affiliate, provide to Tripod via electronic mail a file, in standard common log file format, containing a complete and detailed record for the prior month of (a) user accesses (click stream data) to the Licensed Software, (b) the total number of advertising impressions possible, (c) advertising impressions filled expressed as a percentage of advertising impressions possible, and (d) the number of specific advertisements placed by each advertiser, indicating whether such advertisements are rotational, static or keyword based.

                           (b) Commencing on the second business day of the week
immediately following the week in which the operations are transferred by Tripod to Licensee pursuant to Section 7.2, and continuing on the second business day of each week thereafter during the term of this Agreement, Licensee shall, for itself and for each Licensee Affiliate, provide to Tripod via electronic mail a report summarizing the previous week's daily traffic to each Local Site.

                  10.3 COMPLIANCE WITH LAW. Licensee shall operate and maintain the Local Service for each country in the Territory in compliance with all applicable laws, rules and regulations of any relevant Regulatory Body.

                  10.4 STANDARD OF OPERATION. Licensee shall operate and maintain the Local Services in a manner which is consistent with the quality standards of Tripod and which meets or exceeds the response performance standards of the Tripod Service, subject to compliance by Tripod with its obligations under Section 8 and Section 9.

                  10.5 TRIPOD APPROVAL OF SAMPLE MATERIALS. Tripod shall have the right to approve, prior to distribution, samples of all hard copy advertising and promotional materials developed by Licensee (or any Licensee Affiliate) and using any of the Licensed Brands or the Licensed Marks. Tripod shall be deemed to have given such approval in the event such samples are approved by the Chief Operating Officer of Licensee.

                  10.6 PRIVACY POLICY. In connection with each Local Service, Licensee agrees to implement a privacy policy consistent with that utilized by Tripod in connection with the Tripod Service and posted at www.tripod.com, with such modifications as may be required by applicable local law.

         11. LEAKAGE. With respect to all internet traffic which is incoming to and which originates from any country in the Territory for which the Tripod Service has been initiated, Tripod shall (or shall cause Lycos to) automatically redirect such traffic to the appropriate website at which the Local Service is offered for such country, except that and websites linked to on a networked basis shall be accessible through links maintained at the Local Sites. In addition, with respect to all internet traffic which is incoming to and which originates from any country outside the Territory from a user identifiable as a user whose normal access would be from a country in the Territory for which the Local Service has been initiated, Tripod shall (or shall cause Lycos to) automatically redirect such traffic to the appropriate Local Site at which the Local Service is offered for such country.

         12. ADDITIONAL PROPERTIES.

                  12.1 LICENSEE'S RIGHT OF FIRST REFUSAL. Tripod agrees that Tripod will not grant to any third party, or itself exercise, any right or license to offer, operate or maintain any Additional Properties of Tripod under the brand name "Tripod" at a website including a country designation for any country in the Territory or at any other website which specifically targets residents in any country in the Territory unless Tripod first offers to grant to Licensee, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such Additional Property at the Local Sites together with the Local Service and Licensee shall have failed to accept such offer within sixty (60) days after such offer is made, or, notwithstanding the good faith efforts of the parties, shall have failed to enter into a mutually acceptable license agreement with Tripod within ninety (90) days after such offer is made.

                  12.2 LICENSEE'S ACQUISITION OF THIRD PARTY PROPERTIES. Licensee shall not acquire from a party other than Tripod any Third Party Properties which are similar or identical to any Additional Properties of Tripod not then licensed to Licensee unless Licensee first offers to acquire from Tripod, on most favored customer terms (which may include payment of a lump sum royalty on a most favored customer basis), the right and license to offer, operate and maintain such Additional Property at the Local Sites and Tripod shall have failed to accept such offer within sixty (60) days after such offer is made, or, notwithstanding the good faith efforts of the parties, shall have failed to enter into a mutually acceptable license agreement with Licensee within ninety (90) days after such offer is made.

         13. [***]

         14. TAXES. In the event the Singapore government imposes any withholding taxes on any amounts payable by Licensee to Tripod under this Agreement, including without limitation any royalty payment to be made by Licensee to Tripod under Section 13, Tripod shall bear all such withholding taxes and Licensee shall deduct the amount of such withholding taxes from the amount of such payments, remit such taxes to the appropriate taxing authority, and remit the balance of such payments, together with evidence of the remittance of such tax to the appropriate taxing authority, to Tripod.

         15. RIGHTS IN INTELLECTUAL PROPERTY.

                  15.1 RESERVATION OF RIGHTS. Except as otherwise expressly set forth in this Agreement, no right, title or interest in or to the Licensed Software, the Licensed Property, the Licensed Brands, the Licensed Marks, the Tripod Enhancements, the Local Services or in any domain name including the name "Tripod," or any variant thereof or combination therewith, or in or to any other intellectual property, shall pass to Licensee under this Agreement.

                  15.2 TRIPOD ENHANCEMENTS. All ownership and other rights in and to the Tripod Enhancements shall vest in and inure to the benefit of Tripod. Upon request, Licensee shall execute all such documents, including without limitation documents of assignment, and take all such steps and render all such assistance as may be necessary to assure to Tripod its rights under this Section 15.2.

                  15.3 JOINT ENHANCEMENTS. All ownership and other rights in and to Joint Enhancements shall vest in and inure to the benefit of Tripod and Licensee jointly. Each party shall have the right to use Joint Enhancements, but neither party shall have the right to license Joint Enhancements without the prior written consent of the other party.

                  15.4 LICENSEE ENHANCEMENTS. All ownership and other rights in and to the Licensee Enhancements shall vest in and inure to the benefit of Licensee. Licensee hereby grants to Tripod a royalty-free, non-exclusive, worldwide (other than with respect to the

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                                      -12-

Territory) license, with the right to sublicense, to use the Licensee Enhancements in connection with the Tripod Service or otherwise.

                  15.5 NO REGISTRATION BY LICENSEE. Licensee shall not, in any country in the Territory or in any other jurisdiction, make any patent, trademark, service mark or copyright registration or application for registration with respect to any intellectual property owned or licensed by Tripod, including without limitation the Licensed Software, the Licensed Property, the Licensed Brands, the Licensed Marks or the Tripod Enhancements, or, except as otherwise provided in Section 3, with respect to any domain name which includes the name "Tripod," or any variant thereof or combination therewith.

                  15.6 BENEFIT. All use of the Licensed Property shall inure to the benefit of Tripod, or, as applicable, its licensors.

         16. MARKING.

                  16.1 MARKING OF MATERIALS. Licensee shall, in accordance with the applicable laws of the countries in the Territory, include any appropriate patent, trademark and copyright markings and notations in all marketing, advertising, promotional and other materials which are used in such countries and which refer to the Licensed Property or the Licensed
Marks. Without limiting the foregoing, if the name "Tripod" appears in any such materials, such materials shall include the following statement: "Tripod -Registered Trademark- is a registered trademark of Tripod, Inc. in the United States of America [, the country where used if registered as a trademark in such country] and other countries. All Rights Reserved."

                  16.2 MARKING OF ENTRY SCREEN. Subject to applicable local law, the following statement shall appear on the entry screen of the Local Services, in a font no smaller than the font for the main text used in the relevant Local Service and otherwise in such manner as Tripod may specify to Licensee from time to time:

                                  "-C-199__. Tripod, Inc.
                         Tripod-Registered Trademark- is a registered trademark of Tripod, Inc. in the United States of America [, the country for which such Local Searchservice is offered if registered as a trademark in such country] and other countries. All Rights Reserved."

         17. RIGHT TO LICENSE, PROTECTION OF RIGHTS AND INFRINGEMENT.

                  17.1 RIGHT TO LICENSE. Tripod hereby represents and warrants to Licensee that:

                           (a) Tripod owns and will own, or is and will be a
licensee (with the right to grant sublicenses) of, the Licensed Software and the Licensed Property made available or to be made available by Tripod to Licensee under this Agreement, and has the right and authority to grant the rights and licenses with respect thereto set forth in Section 2.1; and

                           (b) Tripod is a registered trademark of Tripod in the
United States of America and in the countries in the Territory indicated on the attached EXHIBIT B, and Tripod has the right and authority to grant the rights and licenses with respect to the Licensed Marks set forth in Section 2.1.

                  17.2 [***]

                  17.3 LICENSED BRANDS. Tripod shall use reasonable commercial efforts to register "Tripod" as a registered trademark in any country in the Territory where "Tripod" is not registered as a registered trademark of Tripod as of the date hereof. TRIPOD MAKES NO REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE OWNERSHIP, THE RIGHT OF TRIPOD TO LICENSE OR THE RIGHT OF LICENSEE TO USE THE LICENSED BRANDS IN ANY COUNTRY IN ANY COUNTRY IN THE TERRITORY AND GIVES NO ASSURANCE THAT ANY OF THE LICENSED BRANDS CAN OR WILL BE REGISTERED AS REGISTERED TRADEMARKS IN ANY COUNTRIES IN THE TERRITORY.

                  17.4 INFRINGEMENT ON RIGHTS OF THIRD PARTIES.

                           (a) In the event Licensee's use of the Licensed
Software and the Licensed Property in accordance with the provisions of this Agreement and in the form in which provided by Tripod to Licensee is determined to infringe on the rights of any third party, Tripod shall, at its own expense and in its sole discretion, (a) procure for Licensee the right to continue such use, (b) replace the infringing item with a non-infringing item, or (c) modify the infringing item to make it non-infringing; provided, however, that the liability of Tripod to Licensee for any breach by Tripod of this Section 17.4(a) shall be subject to the applicable liability limit set forth in Section 17.2.

                           (b) Subject to the applicable liability limit set
forth in Section 17.2, Tripod shall indemnify and hold Licensee harmless from and against all losses, damages and liabilities resulting from the actual infringement of the Licensed Software, the Licensed Property, the Licensed Brands or the Licensed Marks on the rights of third parties; provided, however, that this indemnification shall not apply to any continued use of the Licensed Brands or the Licensed Marks in any country in the Territory after Licensee is put on notice or otherwise becomes aware that use of the Licensed Brands or the Licensed Marks in such country infringes on the rights of a third party.

                  17.5 INDEMNIFICATION BY LICENSEE. Tripod shall not have any obligation or liability to Licensee for any infringement of Licensed Software and the Licensed Property on the rights of third parties if such infringement is attributable to modifications thereto made by Licensee with or without the consent of Tripod, and, subject to the applicable liability limit set forth in
Section 17.2, Licensee shall indemnify and hold Tripod harmless from and against all

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                                      -14-
losses, damages or liabilities resulting from any actual infringement resulting from such modifications.

                  17.6 INFRINGEMENT BY THIRD PARTIES. In the event Licensee becomes aware of any infringement by any third party on the rights and licenses granted by Tripod to Licensee under this Agreement, Licensee shall promptly notify Tripod of any sich infringement. Tripod may, but shall not be obligated to, take such action against such infringement as Tripod may deem appropriate.

         18. YEAR 2000 WARRANTY. Tripod hereby represents and warrants to Licensee that the Licensed Software will perform its function without interruption or failure by reason of the calendar year in which used, whether before, during or after the year 2000, or by reason of errors in date processing, date recognition or other date dependent functions, provided that all other products used in combination with the Licensed Software, including without limitation operating systems and other software, properly exchange data with the Licensed Software. In the event of any breach of the foregoing warranty, Tripod shall, as Licensee's sole remedy, modify the Licensed Software so as to comply with the foregoing warranty.

         19. WARRANTY DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS
17.1 AND 18, TRIPOD MAKES NO WARRANTIES TO LICENSEE OF ANY KIND, WRITTEN OR ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ALL OF WHICH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

         20. CONFIDENTIALITY.

                  20.1 CONFIDENTIALITY. For so long as this Agreement remains in effect and for a period of two (2) years after any expiration or termination of this Agreement, each party shall keep strictly confidential, and shall not disclose, any confidential information of the other party received under or in connection with this Agreement, including without limitation any information, written or oral, relating to customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae or plans for future development; provided, however, that confidential information shall not include, and the disclosure restrictions of this Section 20.1 shall not apply to, any information received by either party from the other which:

                           (a) was already known to the recipient at the time of
receipt;

                           (b) was at the time of receipt, or thereafter
becomes, freely and generally available to the public through no wrongful act of the recipient;

                           (c) is rightfully received by the recipient from a
third party legally entitled to disclose such information free of confidentiality restrictions;

                           (d) is disclosed by the recipient pursuant to the
order of any court or in connection with any legal proceeding commenced by or against the recipient, provided that prior to any such disclosure the recipient shall give the other party a reasonable opportunity to seek a protective order with respect to any such disclosure; or

                           (e) is disclosed by the recipient, or any Affiliate
of the recipient, as required under any applicable securities laws

Upon the expiration or termination of this Agreement, either party shall either destroy or return to the other party all memoranda, notes, records, reports and other documents (including all copies thereof) containing any confidential information of such other party and in such other party's possession or under its control at the time of such expiration or termination, and shall give written certification of compliance with this paragraph to such other party.

                  20.2 PRESS RELEASES AND ANNOUNCEMENTS. Neither party shall issue any press releases or public announcements relating to this Agreement, the transactions contemplated by this Agreement or the business of Licensee without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed, except that each party shall be permitted to issue any press releases or publicity statements (whether or not approved by the other party) to the extent required by any applicable securities laws, and Tripod shall have the right to issue press releases and make public announcements relating to its products, services and plans.

         21. TERM AND TERMINATION.

                  21.1 TERM. Unless sooner terminated as provided in Section 5.2, Section 21.2, Section 21.3 or Section 21.4 the term of this Agreement shall commence from the Effective Date and continue until the dissolution of Licensee.

                  21.2 AUTOMATIC TERMINATION. This Agreement is subject to automatic termination upon the making of any order by the High Court of the Republic of Singapore for the winding up or judicial management of the Company, or the passing of any special resolution by the shareholders of the Company for the winding up or liquidation of the Company.

                  21.3 TERMINATION BY TRIPOD. Tripod may terminate this Agreement by written notice to Licensee in the event Licensee fails to make any installment payment of royalties when and as due, or in the event Licensee ceases to conduct business for a period of not less than sixty (60) consecutive days, and such failure or cessation of business continues for thirty (30) days after written notice thereof is given by Tripod to Licensee.

                  21.4 TERMINATION BY LICENSEE. Licensee may terminate this Agreement in the event Tripod materially breaches this Agreement and such breach, if susceptible of cure, remains uncured for thirty (30) days after Licensee gives written notice of such breach to Tripod.

                  21.5 EFFECT OF TERMINATION. The expiration or termination of this Agreement shall not affect any payment obligations of either party to the other accrued or otherwise existing as of the date of such expiration or termination. Upon the expiration or termination of this Agreement for any reason, all of the rights and licenses granted under Section 2.1, and any sublicenses granted pursuant to this Agreement, shall terminate, and Licensee shall immediately (a) cease any use of the Licensed Brands, the Licensed Marks, the Licensed Property, the Local Catalogs, the Lycos Catalog, the Licensed Software and the Tripod Enhancements,
(b) either return to Tripod or destroy all embodiments thereof, and (c) certify to Tripod in writing that Licensee has complied with the requirements of clauses
(a) and (b) of this Section 22.5.

                  21.6 SURVIVAL. The provisions of Sections 15 and 20 shall survive any expiration or termination of this Agreement.

         22. MISCELLANEOUS.

                  22.1 COSTS. Except as may be otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in carrying out its obligations under this Agreement.

                  22.2 LATE PAYMENTS. All amounts payable by either party to the other party under this Agreement shall be due and payable within thirty (30) days after the date of invoice. If any payment is not received within thirty
(30) days after the date of invoice, interest will be imposed on such amount from the date due until paid in full at a rate of one percent (1%) per month.

                  22.3 NOTICES. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by facsimile (with confirmation by mail), in each case addressed as follows:





                  If to Tripod:     Tripod, Inc.
                                    400-2 Totten Pond Road
                                    Waltham, MA 02154
                                    U.S.A
                                    Attention:  General Counsel
                                    Telephone:  (781) 370-2700
                                    Facsimile:  (781) 370-2600

                  With a copy to:   Coudert Brothers
                                    1055 West 7th Street, 20th Floor
                                    Los Angeles, CA 90017
                                    U.S.A.

                                    Attention:   Richard G. Wallace
                                    Telephone:   (213) 688-9088
                                    Facsimile:   (213) 689-4467

                  If to Licensee:   Lycos Asia Pte Ltd

                                    ---------------------------
                                    ---------------------------
                                    Attention:
                                                      ---------------
                                    Telephone:
                                                      ---------------
                                    Facsimile:
                                                      ---------------

Either party may change its address or facsimile number for notice purposes by notice given to the other party in accordance with this Section 22.3.

                  22.4 ASSIGNMENT. Neither party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities (a) by a party to any Affiliate, or (b) in connection with any merger or other transaction, regardless of its form, in which all or substantially all of the assets of either party are acquired.

                  22.5 ENTIRE AGREEMENT. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous letters of intent, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

                  22.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

                  22.7 REMEDIES AND WAIVERS. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  22.8 ARBITRATION. In the event any dispute arises between Tripod and Licensee with respect to any matter arising out of or relating to this Agreement which cannot be amicably resolved, such dispute shall be submitted to the London Court of International Arbitration for binding arbitration in accordance with the UNCITRAL arbitration rules as then in effect. The arbitration shall be conducted in the English language, and shall be held in London, England. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction. Nothing contained in this Section 22.8 shall prevent or be construed to prevent either party from seeking a temporary restraining order or a preliminary or permanent injunction or any other form of interim, provisional or equitable relief in any court of competent jurisdiction.

                  22.9 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of England except that each party shall have the right in its capacity as a disclosing party to enforce the provisions of Section 20 under either the laws of the State of Massachusetts or the laws of England. For all purposes relating to the enforcement of Section 20 the parties shall submit to the non-exclusive jurisdiction of the Courts of Singapore and the federal and state courts located in the State of Massachusetts provided that in any matter brought before the federal and state courts located in the State of Massachusetts the parties irrevocably waive all rights to a jury trial.

                  22.10 HEADINGS. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

                  22.11 COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

                  22.12 CONTROLLING LANGUAGE. This Agreement has been prepared, negotiated and signed in English, and English is the controlling language of this Agreement.

                  22.13 THIRD PARTY BENEFICIARY. This Agreement is not intended to and does not confer any rights on any third party, and no such third party shall be a third party beneficiary under or in respect of this Agreement.

                  22.14 BINDING EFFECT. Subject to Section 22.4, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    TRIPOD, INC.,
                                    a corporation organized under the laws of Delaware, USA

                                    By:
                                    Its:


                                    LYCOS ASIA PTE LTD,
                                          a company organized under the laws of
                                    Singapore

                                    By:
                                    Its:

                                    EXHIBITS


         Exhibit A:        Licensed Software
         Exhibit B:        Licensed Brands and Marks

                                   EXHIBIT A

                               LICENSED SOFTWARE

 [A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]



                                   EXHIBIT B

                           LICENSED BRANDS AND MARKS

 [A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]